UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.)

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Dayforce, Inc.

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Notice of 2024 Annual Meeting and Proxy Statement

April 26, 2024

dayforce

© 2024 Dayforce

Dayforce, Inc. 3311 East Old Shakopee Road Minneapolis, Minnesota 55425

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Dayforce, Inc. (“Dayforce”) at:

Date: Friday, April 26, 2024

Time: 10:00 a.m., Eastern Daylight Time ("EDT")

Location: Online at www.virtualshareholdermeeting.com/DAY2024

Once again, we are holding our Annual Meeting virtually by means of a live webcast in order to make the meeting conveniently accessible to all of our stockholders, who will be able to listen, vote, and submit questions remotely via the Internet. If you plan to attend the virtual Annual Meeting, please note the log-in procedures described under “Admission” on page 66 of the proxy statement. There are three items of business for the Annual Meeting:

Items of Business

1.
To elect nine (9) persons named in the accompanying proxy statement to serve as directors for a one-year term;
2.
To approve, by an advisory vote, the compensation of our named executive officers; and
3.
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2024.

In addition, Dayforce will consider any other business as may properly come before the Annual Meeting or any adjournment, continuation, or postponement thereof.

Your Vote is Very Important

On or about March 12, 2024, Dayforce mailed or made available to its stockholders proxy materials, including the proxy statement for the Annual Meeting (the “Proxy Statement”), its Annual Report which includes its annual report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Annual Report”), and form of proxy or the Notice of Internet Availability of Proxy Materials. These proxy materials can be accessed directly at proxyvote.com.

If you were a stockholder at the close of business on March 4, 2024 (the “Record Date”), you are eligible to vote at the Annual Meeting. Whether or not you plan to participate in the Annual Meeting, please be assured that your vote is very important to us. We urge you to participate in the election of our directors and in deciding the other items on the agenda for the meeting.

If you have any questions regarding this information or the proxy materials, please contact Dayforce’s Corporate Secretary at stockholders@dayforce.com.

By Order of the Board of Directors,

William E. McDonald

Executive Vice President, General Counsel, and Corporate Secretary

Minneapolis, Minnesota

March 12, 2024

This Notice of Annual Meeting and Proxy Statement and Form of Proxy

are being distributed and made available on or about March 12, 2024.

Important notice regarding the availability of proxy materials for the 2024 Annual Meeting of Stockholders to be held on April 26, 2024. The Proxy Statement and 2023 Annual Report are available electronically on the “Investor Relations” page of Dayforce’s website located at www.dayforce.com and at proxyvote.com.

PROXY STATEMENT

2024 PROXY STATEMENT

2024 PROXY STATEMENT SUMMARY

Dayforce Values

As a global human capital management ("HCM") software company, Dayforce aims to make work life better. Everything we do as a global leader in HCM technology is focused on improving work for thousands of customers and millions of employees around the world. Our single, global people platform for HR, payroll, talent, workforce management, and benefits equips Dayforce customers to unlock their full workforce potential and operate with confidence.

We continually strive to provide exceptional value to our stakeholders, and "Our Way" is the set of values that guide our behavior. These values are core to Dayforce’s culture and our thinking.

Customer focus	We put the customer at the center of everything we do. We deliver quantifiable value through actionable insights.
Shared ambition	We win, learn, and grow together. We’re individually and collectively accountable and empowered.
Agility	We are a global enterprise company with the heart of a start-up that embraces innovation, doesn’t fear change, and values adaptability.
Equity

We are building a culture of diversity, inclusion, and belonging. We ensure all employees – of any race, ethnicity, age, gender, sexual orientation, identity or expression, religion, or ability status – can achieve their full potential.

Optimism	Optimism drives success. Preparation leads to knowledge, knowledge leads to confidence, and confidence leads to optimism.
Transparency	We are open, honest, and respectful.

1	2024 PROXY STATEMENT

Business Highlights

We continue to make meaningful progress towards our medium term goal of achieving $2.0 billion in total revenue, 80% adjusted Cloud recurring revenue gross margin, and 30% adjusted EBITDA margin by the end of 2025. We are proud that our business continues to grow in a sustainable and profitable manner, with our 2024 performance highlighted by the following:

See Appendix A included in this Proxy Statement starting on page 71 for information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”).

1Excluding the 2021 acquisition of Ascender HCM Pty Limited ("Ascender").

2Gartner, Magic Quadrant for Cloud HCM Suites for 1,000+ Employee Enterprises. Ranadip Chandra, Josie Xing, Sam Grinter, Ron Hanscome, Chris Pang, Josie Xing, 2023.

2	2024 PROXY STATEMENT

2024 Annual Meeting Information

Date and Time Friday, April 26, 2024 10:00 a.m., Eastern Daylight Time	Location – Online www.virtualshareholdermeeting.com/DAY2024	Record Date March 4, 2024

Meeting Agenda and Voting Recommendations

Proposal		Board of Directors Recommendation	Additional Information
Proposal One	Election of directors	FOR each nominee	Page 9
Proposal Two	Advisory vote on the compensation of Dayforce’s named executive officers	FOR	Page 55
Proposal Three	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2024	FOR	Page 56

How to Cast Your Vote

Your vote is important! Please vote your shares promptly using one of the following methods listed below. See page 65 of this Proxy Statement for additional voting information.
Internet	Telephone	Mail	Virtual Meeting
Go to proxyvote.com up until 11:59 p.m. EDT on April 25, 2024 (Have your proxy card in hand when you visit the website)	Call toll-free at 1-800-690-6903 up until 11:59 p.m. EDT on April 25, 2024 (Have your proxy card in hand when you call)	Complete and mail your proxy card	Enter the 16-digit control number found on your proxy card, voter instruction form, or Notice, as applicable, at the time you log into the virtual meeting
If you hold exchangeable shares of Ceridian AcquisitionCo ULC (“Exchangeable Shares”), please see page 65 of this Proxy Statement for voting instructions.

3	2024 PROXY STATEMENT

Proposal One:

Election of Directors

Our Board of Directors ("Board") has nominated each of Brent B. Bickett, Ronald F. Clarke, Deborah A. Farrington, Thomas M. Hagerty, Linda P. Mantia, David D. Ossip, Ganesh B. Rao, Andrea S. Rosen, and Gerald C. Throop for election as directors of the Board to hold office until the 2025 annual meeting of stockholders (the "2025 Annual Meeting"). Please see “Proposal One” on page 9 of this Proxy Statement for additional important information about each of the director nominees. Each of the director nominees is a current member of our Board and has consented to serve if elected. The Board recommends a vote “FOR” each director nominee.

4	2024 PROXY STATEMENT

Proposal Two:

Advisory Vote on the Compensation of Dayforce’s Named Executive Officers

We are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our named executive officers ("Named Executive Officers" or "NEOs") as disclosed in the Compensation Discussion & Analysis ("CD&A") tabular disclosures and related narrative of this Proxy Statement. The Board recommends a vote “FOR” approval of NEO compensation because it believes that the policies and practices described in the CD&A section beginning on page 24 of this Proxy Statement are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with our stockholders’ interests. Since the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by our Compensation Committee or Board. However, because we value our stockholders’ view, our Compensation Committee and Board will carefully consider the results of this advisory vote when formulating future executive compensation philosophy, policies, and practices.

Proposal Three:

Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2024

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2024, and we are asking our stockholders to ratify this appointment. The Board recommends a vote “FOR” this ratification.

Corporate Governance Priorities

We remain committed to sound corporate governance practices, and our Board has taken action to adopt measures designed to bolster the independent leadership on the Board and establish additional meaningful stockholder rights while continuing to maintain best practice efforts adopted previously.

Board Composition and Refreshment

Our Board believes in the importance of achieving and maintaining the proper composition with an appropriate mix of skills and experience. We are proud that our entire Board boasts experience relevant to the oversight of our long-term strategy – including in areas such as strategic transformation leadership, technology or software, and human resources or talent management.

5	2024 PROXY STATEMENT

Independent Board Oversight

Our Board is committed to providing frank, strategic leadership, independent from management.

Corporate Governance Best Practices

The Board has routinely evaluated our policies and practices against evolving best practices for alignment with stockholder interests. Key policies and practices we have adopted include:

Board Governance Procedures	Board Governance Policies
✓
Annual Board and Committee self-evaluations
✓
Board Orientation Program for new directors
✓
Regular executive sessions of independent directors
✓
Robust stockholder engagement program
✓
Annual director elections*
✓
Majority voting for election of directors with resignation policy*
✓
Formalized oversight responsibility for management succession planning*

✓
Corporate Governance Guidelines
✓
Director “Overboarding” Guidelines
✓
Stock Ownership Guidelines
✓
No-Hedging and No-Pledging Policy
✓
Related Person Transactions Policy

*Newly adopted since previous annual meeting

Executive Compensation Priorities

Our Board continues to focus on building and maintaining an executive compensation program that is significantly performance-based and stockholder aligned. We believe our executive compensation program was effective in incentivizing strong financial performance during the period from January 1, 2023, through December 31, 2023 (“Fiscal Year 2023”), which included the highlights described in "Business Highlights" on page 2 of this Proxy Statement. The Board believes the key underpinnings of growth were directly connected to the performance components of the Fiscal Year 2023 performance compensation program.

Executive Compensation Program Best Practices

We have worked closely with our independent compensation consultant, our stockholders, and other stakeholders to continue incorporating best practices into our executive compensation program. Key policies and practices we have adopted since our initial public offering include:

Compensation Procedures	Compensation Policies
✓
“Pay for Performance” with majority of compensation “at risk”
✓
Current peer group of 17 companies
✓
Independent compensation consultant
✓
“Double trigger” acceleration following a change in control
✓
Limited executive perquisites
✓
Robust stockholder engagement program
✓ Stock Ownership Guidelines for Senior Management ✓ Compensation Recovery (Clawback) Policy ✓ No-Hedging and No-Pledging Policy

6	2024 PROXY STATEMENT

For more information on our executive compensation program, please see our CD&A beginning on page 24 of this Proxy Statement.

Robust Stockholder Engagement

A key component of our corporate governance program is our annual stockholder engagement process, as our Board is committed to engaging stockholders in the governance process.

Since our previous annual meeting, we reached out to stockholders holding approximately 84.2% of the shares of our outstanding common stock, $0.01 par value (“Common Stock”) as of June 30, 2023, in order to better understand their feedback on executive compensation, corporate governance, and Environmental, Social, and Governance ("ESG") matters. Our (i) Lead Director and Chair of our Audit Committee; (ii) Chair of our Corporate Governance and Nominating Committee; and/or (iii) key members of our management team participated in meetings with stockholders holding approximately 63.8% of the outstanding Common Stock of the Company as of June 30, 2023.

Reached out to stockholders holding approximately 84.2% of the outstanding Common Stock of the Company to offer engagement sessions	Directors and/or management met with stockholders holding approximately 63.8% of the outstanding Common Stock of the Company to discuss compensation, corporate governance, and ESG matters

Key Actions Taken in Response to Stockholder Feedback

Stockholders have expressed overall support for the direction of our corporate governance and ESG programs. In particular, stockholders appreciated Board responsiveness to the requests for annual election of directors and a majority vote standard in director elections with a resignation policy, both of which have been fully implemented this year.

Our Board has consistently focused on incorporating stockholder feedback into our executive compensation programs. Holders of approximately 96.7% of our outstanding stock represented and voting at Dayforce's annual meeting of stockholders (the "2023 Annual Meeting") voted in favor of our Say on Pay proposal – a significant improvement of approximately 27.2% from the 2022 annual meeting of stockholders (the "2022 Annual Meeting") results. We believe open dialogue with our stockholders and incorporation of their feedback into our executive compensation program was instrumental in the continued growth in stockholder support for our compensation program at the 2023 Annual Meeting.

The following actions which were taken in 2023 in response to stockholder feedback following our 2022 Annual Meeting:

•
Introduced a relative total shareholder return (“TSR”) component into the 2023 long-term incentive grants made in February 2023;
•
Differentiated two of the three corporate target metrics embedded in our short-term and long-term incentive programs in February 2023; and
•
Included true long-term performance aspects into the annual long-term incentive program in February 2023 by moving from a one-year performance period with three-year time-based vesting to three one-year performance periods.

Following the strong results on our Say on Pay proposal at our 2023 Annual Meeting, we continued to receive positive feedback from stockholders that was very supportive of the changes we made in 2023 and the overall evolution of our compensation programs since our initial public offering in 2018. As such, we followed a similar

7	2024 PROXY STATEMENT

paradigm in designing our 2024 compensation program. We will continue to engage with our stockholders and consider actions based on that feedback.

For more information on our stockholder engagement program and on the compensation program changes made in response to stockholder feedback, please see "Stockholder Feedback" on page 27 of this Proxy Statement, within our CD&A.

8	2024 PROXY STATEMENT

Dayforce, Inc.

3311 East Old Shakopee Road

Minneapolis, Minnesota 55425

2024 PROXY STATEMENT

Our Board solicits your proxy on our behalf for the 2024 Annual Meeting, and at any adjournment, continuation, or postponement of the 2024 Annual Meeting, for the purposes set forth in this Proxy Statement and the accompanying Notice of 2024 Annual Meeting of Stockholders (the “Notice of Internet Availability”).

In this Proxy Statement, the terms “Dayforce,” “the Company,” “we,” “us,” and “our” refer to Dayforce, Inc. and its subsidiaries. The mailing address of our principal executive office is Dayforce, Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425.

PROPOSAL ONE Election of Directors

The Board has nominated each of Brent B. Bickett, Ronald F. Clarke, Deborah A. Farrington, Thomas M. Hagerty, Linda P. Mantia, David D. Ossip, Ganesh B. Rao, Andrea S. Rosen, and Gerald C. Throop for election as directors of the Board. At the 2024 Annual Meeting and at each annual meeting thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.'

Board Selection Criteria

Pursuant to our Corporate Governance Guidelines and the Corporate Governance and Nominating Committee charter, the Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders.

The Corporate Governance and Nominating Committee has recommended, and the Board has nominated, each nominee for election to the Board after considering the following criteria:

•
Personal qualities and characteristics, accomplishments, and reputation in the business community;
•
Current knowledge and contacts in the communities in which Dayforce does business and in Dayforce’s industry or other industries relevant to Dayforce’s business;
•
Ability and willingness to commit adequate time to Board and committee matters;
•
The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial, and responsive to Dayforce’s needs; and
•
Diversity of viewpoints, background, experience, and other demographics. In considering the diversity of a potential nominee, the Board will consider all aspects of diversity in order to enable the Board to perform its duties and responsibilities effectively.

Board Diversity

As described above, the Board carefully considers the diversity of viewpoints, background, experience, and other demographics in selecting nominees for election to the Board. This section provides an overview of the information relied upon by the Board in performing this analysis.

Demographic Diversity

The Board also takes the ethnic and gender diversity of its membership into account when selecting nominees for election to the Board.

9	2024 PROXY STATEMENT

Skill Diversity

The Board relies on the matrix below which summarizes what our Board believes are desirable types of experience, qualifications, attributes, and skills possessed by one or more of our directors in selecting nominees for election to the Board.

Strategic Transformation Leadership (Experience driving strategic direction and growth of an organization shifting its business strategy)	●	●	●	●	●	●	●	●	●	9
Public Company Board Service	●	●	●	●	●	●	●	●	●	9
C Suite / Senior Management Leadership	●	●	●	●	●	●		●	●	8
Industry Background (Human Capital Management, Financial Services, Fintech, Payments)	●	●	●	●	●	●	●	●	●	9
Technology or Software Experience (Implementing technology strategies for long-term R&D, planning, and strategy)	●	●	●	●	●	●	●		●	8
Financial Literacy (Experience or expertise in financial accounting and reporting or financial management)	●	●	●	●	●	●	●	●	●	9
Global Business Background (Experience and exposure to markets and cultures outside the U.S.)	●	●	●	●	●	●	●	●	●	9
Mergers & Acquisitions / Corporate Finance	●	●	●	●	●	●	●	●	●	9
Human Resources / Talent Management		●	●		●	●	●			5
Enterprise Risk Management / Cybersecurity	●		●	●	●	●	●		●	7
Environmental, Social, & Governance (Experience in ESG, community affairs, and/or corporate responsibility including sustainability, diversity, and inclusion)	●		●	●	●	●	●	●		7

10	2024 PROXY STATEMENT

Stockholder Recommendations

The Board will consider all submitted stockholder recommendations for Board nominees in making its nominations. Stockholders may submit recommendations for director candidates to the Corporate Governance and Nominating Committee by sending the individual’s name and qualifications to Dayforce, Inc., c/o Corporate Secretary, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425. The Corporate Secretary will forward all stockholder recommendations to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management. Please see “Transaction of Other Business and Additional Information” beginning on page 69 of this Proxy Statement for more information.

Director Nominees

Our Board has nominated each of Brent B. Bickett, Ronald F. Clarke, Deborah A. Farrington, Thomas M. Hagerty, Linda P. Mantia, David D. Ossip, Ganesh B. Rao, Andrea S. Rosen, and Gerald C. Throop for election as directors of the Board to hold office until the 2025 Annual Meeting or until their successors are duly elected and qualified, subject to their earlier death, resignation, or removal. Each of the nominees is a current member of our Board and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each of the nominees. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Information Concerning Nominees for Election for a One-Year Term Ending at the 2025 Annual Meeting

The biographies of each of the nominees contain information regarding each such person’s service as a director, business experience, public company director positions held as of February 28, 2024, and at any time during the last five years, and the experience, qualifications, attributes, or skills that caused our Board to determine that the person should serve as a director of the Company.

Brent B. Bickett Age 59 Director since 2013 Independent Committees • Acquisition and Finance • Compensation (Chair) • Corporate Governance and Nominating	Background

Mr. Bickett has served as a director of Dayforce, Inc. since December 2013. He also served as a director or manager for other Dayforce entities between May 2007 and April 2018. Mr. Bickett currently serves as president and chief executive officer of 3B Capital Partners, Inc., a private principal investment and capital advisory company. Mr. Bickett previously served as president until December 2020 and senior advisor until December 2021 for Cannae Holdings, Inc. (“Cannae”), a New York Stock Exchange (“NYSE”) listed diversified investment company. Mr. Bickett also previously served as president and executive vice president of corporate strategy at Fidelity National Financial, Inc., a leading provider of title insurance and real estate settlement services.

Qualifications
We believe that Mr. Bickett’s extensive investment, management, transaction, capital allocation, and corporate strategy expertise make him well-qualified to serve as a director.
Other Current Public Company Boards
None.

11	2024 PROXY STATEMENT

Ronald F. Clarke Age 68 Director since 2018 Independent Committees • Compensation

Background

Mr. Clarke has served as a director of Dayforce, Inc. since July 2018. Mr. Clarke has been the chief executive officer of FleetCor Technologies, Inc., a leading global business payments company and a NYSE listed company, since August 2000 and has served as chairman of its board of directors since March 2003. From 1999 to 2000, Mr. Clarke served as president and chief operating officer of AHL Services, Inc., a staffing firm. From 1990 to 1998, Mr. Clarke served as chief marketing officer and later as a division president with Automatic Data Processing, Inc., a computer services company. From 1987 to 1990, Mr. Clarke was a principal with Booz Allen Hamilton, a global management consulting firm. Earlier in his career, Mr. Clarke was a marketing manager for General Electric Company, a diversified technology, media, and financial services corporation.

Qualifications We believe that Mr. Clarke’s management and leadership experience make him well-qualified to serve as a director.
Other Current Public Company Boards FleetCor Technologies, Inc.

Deborah A. Farrington Age 73 Director since 2019 Independent Committees • Acquisition and Finance • Audit • Corporate Governance and Nominating (Chair)	Background

Ms. Farrington has served as a director of Dayforce, Inc. since April 2019. Ms. Farrington is a founder and President of StarVest Management, Inc., the management company for the StarVest funds, and since 1999 has been a general partner of StarVest Partners, L.P., an expansion stage venture capital and growth equity firm. Ms. Farrington currently serves on the board of directors of Cumulus Media Inc., a Nasdaq listed company. Within the past five years, Ms. Farrington served on the board of directors of NCR Corporation, a NYSE listed company, as well as on the board of directors of the following companies which were publicly listed at the time of her service: Collectors Universe, Inc., formerly a Nasdaq listed company, and RedBall Acquisition Corp., formerly a NYSE listed company. Earlier in her career, Ms. Farrington was an investment banker and executive with Merrill Lynch & Co., an investment bank.

Qualifications

We believe that Ms. Farrington’s executive leadership and extensive experience on boards of directors, as well as her experience in software and financial services, make her well-qualified to serve as a director.

Other Current Public Company Boards
Cumulus Media Inc.

12	2024 PROXY STATEMENT

Thomas M. Hagerty Age 61 Director since 2013 Independent Committees • Acquisition and Finance (Chair) • Compensation	Background

Mr. Hagerty has served as a director of Dayforce, Inc. since September 2013, and other Dayforce entities between April 2008 and April 2018. Mr. Hagerty is a managing director of Thomas H. Lee Partners, L.P. (“THL”), a private equity firm, which he joined in 1988. Mr. Hagerty currently serves on the board of directors of Dun & Bradstreet Holdings, Inc., Fidelity National Financial, Inc., and FleetCor Technologies, Inc., all NYSE listed companies. Within the past five years, Mr. Hagerty also served as a director for Black Knight, Inc. and Foley Trasimene Acquisition Corp., both NYSE listed companies at the time of his service.

Qualifications

We believe that Mr. Hagerty’s managerial and strategic expertise working with large growth-oriented companies as a managing director of THL and his experience in enhancing value at such companies, along with his expertise in corporate finance, make him well-qualified to serve as a director.

Other Current Public Company Boards
Dun & Bradstreet Holdings, Inc. Fidelity National Financial, Inc. FleetCor Technologies, Inc.

Linda P. Mantia Age 55 Director since 2020 Independent Committees • Audit • Corporate Governance and Nominating	Background

Ms. Mantia has served as a director of Dayforce, Inc. since June 2020. In addition, Ms. Mantia currently serves on the board of directors of Maple Leaf Foods Inc., a Toronto Stock Exchange (“TSX”) listed company, and McKesson Corporation, a NYSE listed company. Previously, she served on the board of MindBeacon Holdings Inc., a TSX listed company at the time of her service. Prior to joining our Board, Ms. Mantia was Senior Executive Vice President, Chief Operating Officer of Manulife Financial Corporation, an international insurance and financial service company listed on the NYSE and TSX. Ms. Mantia also previously served as Executive Vice President of Digital Banking, Payments and Cards at Royal Bank of Canada (“RBC”), a multinational financial services company listed on the NYSE, as well as in other leadership roles at RBC, including Executive Vice President, Global Cards and Payments. Earlier in her career, Ms. Mantia worked at McKinsey & Co., a global management consulting firm, and prior to that, she practiced law at Davies Ward Phillips & Vineberg LLC.

Qualifications
We believe that Ms. Mantia’s executive leadership roles and her financial services, payments, and digital technology experience make her well-qualified to serve as a director.
Other Current Public Company Boards
Maple Leaf Foods Inc. McKesson Corporation

13	2024 PROXY STATEMENT

David D. Ossip Age 57 Director and Chair of the Board since 2015 Non-Independent Committees None.	Background

Mr. Ossip is Chair of the Board and Chief Executive Officer ("CEO") for Dayforce, Inc. Mr. Ossip has held the position of Chair since August 2015 and CEO since November 2023. Previously, Mr. Ossip served as Co-CEO of Dayforce from February 2022 until November 2023, and CEO of Dayforce from July 2013 until February 2022. Mr. Ossip joined Dayforce following the acquisition of Dayforce Corporation in 2012, where he held the position of chief executive officer. Within the past five years, Mr. Ossip served as a director for the following companies which were publicly listed at the time of his service: Dragoneer Growth Opportunities Corp., a NYSE listed company, Dragoneer Growth Opportunities Corp. II, a Nasdaq listed company, and Dragoneer Growth Opportunities Corp. III, a Nasdaq listed company.

Qualifications
We believe that Mr. Ossip’s managerial and strategic expertise along with his deep knowledge of our industry make him well-qualified to serve as a director.
Other Current Public Company Boards
None.

Ganesh B. Rao Age 47 Director since 2013 Independent Committees • Acquisition and Finance • Corporate Governance and Nominating	Background

Mr. Rao has served as a director of Dayforce, Inc. since September 2013, and other Dayforce entities between May 2013 and April 2018. Mr. Rao is a managing director of THL, a private equity firm, which he joined in 2000. Prior to joining THL, Mr. Rao worked at Morgan Stanley & Co. Incorporated in the mergers & acquisitions department. Mr. Rao currently serves on the board of directors of Dun & Bradstreet Holdings, Inc., a NYSE listed company. Previously, Mr. Rao also served as a director for Black Knight, Inc., a NYSE listed company at the time of his service, and MoneyGram International, Inc., a Nasdaq listed company.

Qualifications

We believe that Mr. Rao’s managerial and strategic expertise working with large growth-oriented companies as a managing director of THL and his experience enhancing value at such companies make him well-qualified to serve as a director.

Other Current Public Company Boards
Dun & Bradstreet Holdings, Inc.

14	2024 PROXY STATEMENT

Andrea S. Rosen Age 69 Director since 2018 Independent Committees • Audit • Compensation	Background

Ms. Rosen has served as a director of Dayforce, Inc. since July 2018. In addition, Ms. Rosen serves on the board of directors of Element Fleet Management Corp., a TSX listed company, Emera Inc., a TSX listed company, and Manulife Financial Corporation, a NYSE and TSX listed company. Ms. Rosen was vice chair of TD Bank Financial Group, a company which offered a full range of financial products and services, and president of TD Canada Trust from 2002 to 2005. Previously, she was executive vice president of TD Commercial Banking and vice chair of TD Securities.

Qualifications
We believe that Ms. Rosen’s experience on boards of directors and her strategic experience in those roles make her well-qualified to serve as a director.
Other Current Public Company Boards
Element Fleet Management Corp. Emera Inc. Manulife Financial Corporation

Gerald C. Throop Age 66 Director since 2018 and Lead Director since 2019 Independent Committees • Audit (Chair)	Background

Mr. Throop has served as a director of Dayforce, Inc. since April 2018 and Lead Director since November 2019. In addition, Mr. Throop currently serves on the board of directors of FleetCor Technologies, Inc., a NYSE listed company. Since 2011, Mr. Throop has worked independently as a private equity investor, director, and advisor to early-stage companies. Prior to 2011, he spent 17 years in executive leadership positions in the securities and banking industry, including the position of executive vice president, managing director, and head of equities for both National Bank of Canada and Merrill Lynch Canada. Mr. Throop has served as either a member of the board of directors or the chief financial officer of several companies that were TSX listed at the time of his service, including Workbrain Corporation, Toronto Stock Exchange, Call-Net Enterprises/ Sprint Canada Inc., and Tie Telecommunications Canada Limited. Mr. Throop is a Chartered Public Accountant.

Qualifications
We believe that Mr. Throop’s financial, managerial, and investment experience make him well-qualified to serve as a director.
Other Current Public Company Boards
FleetCor Technologies, Inc.

Recommendation of the Board

The Board believes the collective experience, qualifications, attributes, and skills possessed by each nominee make them well-qualified to exercise oversight responsibilities on behalf of our stockholders. In addition to each nominee’s specific qualifications that led the Board to the conclusion that such person should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty, and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our Board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees. As a result, the Board recommends that you vote “for” the election of each of the nominees.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

15	2024 PROXY STATEMENT

BOARD OF DIRECTORS

Director Independence

We have a majority of independent directors serving on our Board, and each of the committees of our Board are comprised solely of independent directors. Our Board has affirmatively determined that Messrs. Bickett, Clarke, Hagerty, Rao, and Throop, and Mses. Farrington, Mantia, and Rosen are independent directors under the applicable rules of the NYSE after considering, among other things, their interests, as applicable, in any related party transactions described below under “Certain Relationships and Related Party Transactions” on page 63.

INDEPENDENT DIRECTORS
89%
of Directors are Independent

Board Leadership Structure

Under our Board’s current leadership structure, we have an executive Chair and an independent Lead Director.

David D. Ossip CEO and Chair	Gerald C. Throop Lead Director
•
Mr. Ossip, our CEO, serves as Chair of our Board.
•
He presides over meetings of our Board and holds such other powers and carries out such other duties as are customarily carried out by the chair of a board of directors.
•
Our Board believes that the current Board leadership structure, which includes a Lead Director, provides effective independent oversight of management while allowing our Board and management to benefit from Mr. Ossip’s leadership and years of managerial and strategic experience.
•
We believe Mr. Ossip is best positioned to identify strategic priorities, lead critical discussions, and execute our strategy and business plans, and that he possesses detailed in-depth knowledge of the issues, opportunities, and challenges facing Dayforce.
•
Our Board believes that Mr. Ossip’s combined role enables strong leadership, creates clear accountability, facilitates information flow between management and our Board, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders.

•
Mr. Throop was elected by the independent directors to serve as our independent Lead Director.
•
He is empowered with and exercises robust, well-defined duties as set forth in our Corporate Governance Guidelines, a copy of which is available on our website under "Governance Documents" on the Corporate Governance section of our Investor Relations page at www.dayforce.com.
•
Mr. Throop advises the Chair concerning matters for the Board to consider and information to be provided to the Board, including through the retention of advisors and consultants who report directly to the Board, and collaborates with the Chair concerning meeting agendas and schedules.
•
He presides at meetings of the Board in the absence of, or upon the request of, the Chair and calls and presides over all executive sessions of independent directors.
•
He also serves as a liaison and supplemental channel of communication between independent directors and the Chair, and as the principal liaison for consultation and communication between stockholders and independent directors.

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Oversight Responsibilities

Our Board meets at least quarterly, and works closely with management to provide oversight and counsel related to long-term strategy, significant business risks and opportunities, and operational performance. It also engages directly with stockholders to gather feedback, oversees CEO succession planning, and maintains compliance with our robust corporate governance practices.

Meetings of the Board of Directors and Stockholders

Our Board held five meetings in Fiscal Year 2023. Each director attended at least 90% of all meetings of the Board and the committees on which they served that were held during Fiscal Year 2023.

All directors are encouraged to attend our annual meeting of stockholders. Our 2023 Annual Meeting was held virtually and nine of the ten directors serving at that time were in attendance.

BOARD MEETINGS	COMMITTEE MEETINGS	ATTENDANCE
		Each director attended at least
5	26	90%
Board meetings in Fiscal Year 2023	Meetings of all Board committees in Fiscal Year 2023	of all meetings of the Board and committees on which they served

Committees of the Board of Directors

Our Board has established an Acquisition and Finance Committee, Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Each committee operates under a charter that has been approved by our Board and has the composition and responsibilities described below. Members serve on these committees until their resignations or until otherwise determined by our Board. The charter of each committee is available on our website under "Governance Documents" on the Corporate Governance section of our Investor Relations page at www.dayforce.com.

AUDIT COMMITTEE

Meetings held in 2023: 15

Purpose: The primary purpose of our Audit Committee is to assist the Board’s oversight of, among other things:

•
Audits of our financial statements;
•
The quality and integrity of our financial statements and related disclosure;
•
Our policies and practices with respect to risk assessment and risk management (except with respect to those risks for which oversight is assigned to another Board committee);
•
The conduct and systems of internal control over financial reporting and disclosure controls and procedures;
•
The qualifications, engagement, compensation, independence, and performance of our independent auditor;
•
The performance of our internal audit function; and
•
The Company’s policies and practices with respect to risk assessment and risk management, in conjunction with the management team.

Composition: The Audit Committee is currently composed of Mses. Farrington, Mantia, and Rosen and Mr. Throop. Mr. Throop serves as chair of the Audit Committee, and each of Mses. Farrington, Mantia, and Rosen and Mr. Throop qualify as an “audit committee financial expert” as such term has been defined by the Securities and Exchange Commission ("SEC") in Item 407(d) of Regulation S-K. Our Board has affirmatively determined that each of Mses. Farrington, Mantia, and Rosen and Mr. Throop qualify as audit committee financial experts and meet the definition of an “independent director” for the purposes of serving on the Audit Committee under applicable NYSE rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Audit Committee is governed by a charter that complies with the rules of the NYSE.

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COMPENSATION COMMITTEE

Meetings held in 2023: 5

Purpose: The primary purpose of our Compensation Committee is to assist the Board in overseeing our management compensation policies and practices, including, among other things:

•
Determining and approving the compensation of our executive officers;
•
Reviewing and approving incentive compensation awards to executive officers;
•
Making recommendations to the Board with respect to compensation of our directors;
•
Reviewing and approving selection of peer companies used for compensation analysis; and
•
Making recommendations to the Board with respect to all equity-based compensation plans.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the Compensation Committee may delegate the approval of certain decisions relating to equity compensation to a subcommittee consisting solely of members of the Compensation Committee who are “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act.

Composition: Our Compensation Committee is composed of Messrs. Bickett, Clarke, and Hagerty, and Ms. Rosen. Mr. Bickett serves as chair of the Compensation Committee. All members of the Compensation Committee meet the required independence standards under applicable NYSE and SEC rules. The Compensation Committee is governed by a charter that complies with the rules of the NYSE.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been one of our executive officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Meetings held in 2023: 4

Purpose: The primary purposes of our Corporate Governance and Nominating Committee are to, among other things:

•
Make recommendations to the Board regarding nomination of individuals as members of the Board and its committees;
•
Assist the Board with identifying individuals qualified to become Board members;
•
Take responsibility for management succession planning for non-CEO senior management;
•
Provide oversight of policies and programs on issues of social responsibility and environmental sustainability; and
•
Determine corporate governance practices and related matters.

Composition: Our Corporate Governance and Nominating Committee is comprised of Mses. Farrington and Mantia and Messrs. Bickett and Rao. Ms. Farrington serves as chair of the Corporate Governance and Nominating Committee. Our Board has affirmatively determined that each of Mses. Farrington and Mantia and Messrs. Bickett and Rao meet the definition of an “independent director” for purposes of serving on the Corporate Governance and Nominating Committee under applicable NYSE rules. The Corporate Governance and Nominating Committee is governed by a charter that complies with the rules of the NYSE.

ACQUISITION AND FINANCE COMMITTEE

Meetings held in 2023: 2

Purpose: The primary purpose of our Acquisition and Finance Committee is to assist the Board’s oversight of, among other things, reviewing and providing direction regarding matters involving capital expenditures, investments, acquisitions, dispositions, financing activities, and other related matters. The Acquisition and Finance Committee meets on an as-needed basis to fulfill the responsibilities set out in its charter.

Composition: The Acquisition and Finance Committee is composed of Messrs. Bickett, Hagerty, and Rao and Ms. Farrington. Mr. Hagerty serves as chair.

18	2024 PROXY STATEMENT

Board’s Role in Risk Oversight

Our Board works directly with management to review Dayforce’s major areas of risk, assess management’s strategies for adequately managing risk, and determine the levels of risk appropriate for Dayforce.

The committees of the Board support the Board in exercising its risk oversight duties by overseeing the risks within the purview of their respective substantive areas. While the Audit Committee has responsibility to review corporate practices and policies with regard to risk management, the chairs of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee report on any committee-level risk-related discussions to the Board at each regular meeting of the Board, and the Acquisition and Finance Committee reports regularly to the Board summarizing the committee’s actions and any significant issues considered by the committee. This reporting process enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

A breakdown of the type of risks and risk management activities overseen by each committee is provided here:

Audit Committee	Compensation Committee
•
Design and operation of the Enterprise Risk Management process
•
Design and operation of the Company's internal controls over financial reporting
•
Ongoing assessment, monitoring, and mitigation of enterprise risks, with a focus on mission-critical risks including in the areas of cybersecurity, information technology, operational resilience, and privacy
•
Operation of a risk-based internal audit function

• Compensation policies and practices impacting recruitment and retention of executive talent, including reviewing and approving the annual compensation risk assessment conducted by management
Corporate Governance and Nominating Committee	Acquisition and Finance Committee
• Corporate governance and related matters, including Board composition and refreshment, succession planning for non-CEO senior management, and ESG related items	• Capital expenditures, investments, acquisitions, dispositions, financing activities, and other related matters not addressed by the entire Board

Additional information regarding the responsibilities of each committee is available in the “Committees of the Board of Directors” section on page 17 of this Proxy Statement, and in the charters of each of the Board committees.

19	2024 PROXY STATEMENT

CORPORATE GOVERNANCE

Code of Conduct

We have a Code of Conduct that applies to all employees, contractors, officers, and directors of Dayforce, Inc. and its majority-owned subsidiaries and controlled affiliates. A copy of the Code of Conduct is available on our website under "Governance Documents" on the Corporate Governance section of our Investor Relations page at www.dayforce.com. Any amendments to or waivers from our Code of Conduct granted to directors or executive officers will be disclosed on our website.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE and the TSX, which serve as a flexible framework within which our Board and its committees operate. These guidelines cover several areas, including Board composition, roles of the Chair and Lead Director, director nominations and Board membership criteria, Board meetings and executive sessions, Board committees, management succession, Board compensation, expectations of directors, Board performance evaluations, and access to management and outside advisors. A copy of our Corporate Governance Guidelines is posted on our website under "Governance Documents" on the Corporate Governance section of our Investor Relations page at www.dayforce.com.

Director Service on Other Public Company Boards

We value the experience our directors bring from the other boards on which they serve, but also recognize that those boards may present demands on a director’s time and availability and may present conflicts or legal issues. Accordingly, under our Corporate Governance Guidelines, a director is required to receive approval from the chair of the Corporate Governance and Nominating Committee and the Corporate Secretary prior to joining a new board of directors or undertaking other significant commitments involving affiliation with other businesses or governmental agencies. The guidelines state that no director may sit on more than five public company boards (including the Company’s), and no director who is a CEO of a public company may sit on the board of more than two public companies besides the public company for which they are CEO. As of the time of mailing of this Proxy Statement, all directors satisfy the “overboarding” guidelines.

No-Hedging and No-Pledging Policy

Our Insider Trading and Tipping Policy prohibits the hedging or pledging of Dayforce stock by our directors or executive officers unless an exception is granted by the Board. No exceptions to the policy were granted in 2023.

Director Evaluations

Our Board and Board committees conduct annual self-assessments of the effectiveness of the Board, Board committees, and our directors. The evaluation process was developed by and is administered under the direction of the Corporate Governance and Nominating Committee. The assessment is facilitated through a questionnaire process and is designed to elicit feedback with respect to areas such as Board and committee composition, governance, communication, culture, risk, and strategy. Responses are discussed with each of the Board committees and the full Board. Recommendations are discussed with the Board and within the appropriate Board committees, and then considered and implemented as appropriate.

Management Development and Succession Planning

One of the primary responsibilities of the Board is to ensure that Dayforce has a high performing leadership team. To meet that goal, the Board, the Corporate Governance and Nominating Committee, and management share responsibility for management development and succession planning.

The Board is responsible for management succession planning for the CEO. Our Lead Director and each Board committee chair, in consultation with the CEO, periodically discuss CEO succession planning, including the policies and principles for evaluating performance and selecting a successor, and policies regarding succession in the event of an emergency or the retirement of the CEO. The Corporate Governance and Nominating Committee is

20	2024 PROXY STATEMENT

responsible for non-CEO succession planning, which includes periodic discussions with our Chief Human Resources Officer and CEO related to succession plans for certain members of Dayforce's senior management team who serve on an internal committee to guide operations of the organization (the "Executive Operating Committee"). The Chief Human Resources Officer and senior human resources leaders work with functional leaders across the Dayforce organization to develop and implement programs to attract, assess, and develop talented individuals for potential future senior leadership positions, including those on the Executive Operating Committee level.

Indemnification of Directors and Officers

Our restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”).

We have entered into indemnification agreements with each of our directors. These indemnification agreements provide the directors with contractual rights to indemnification and expense advancement and reimbursement to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

21	2024 PROXY STATEMENT

DIRECTOR COMPENSATION

Our Board believes that compensation for directors should be competitive, aligned with stockholders, and reflect the highest standards of corporate governance. Our compensation program for directors is reviewed periodically by our Compensation Committee to ensure that the program remains competitive.

Current Director Compensation Program

The current director compensation program for non-employee directors consists of:

•
An annual cash retainer of $50,000;
•
Annual equity award grants of $250,000;
•
Annual cash committee chair fees (Audit Committee, $20,000; Compensation Committee, $12,500; Corporate Governance and Nominating Committee, $7,500; Acquisition and Finance Committee, $7,500);
•
Annual cash Lead Director fee of $50,000; and
•
One-time time-based restricted stock unit (“RSU”) grant with a value of $200,000 made to non-employee directors upon appointment to the Board.

The annual cash retainer and annual cash committee chair and Lead Director fees are paid pro-rata quarterly. Directors are given the flexibility to elect to receive any portion of their annual cash retainer or annual cash committee chair and Lead Director fees in the form of RSUs. Annual equity award grants vest pro-rata quarterly over one year following the date of grant. The one-time RSU award granted upon appointment to the Board vests pro-rata annually over a three-year period following the date of grant. In Fiscal Year 2023, directors who were Canadian taxpayers had the ability to defer issuance of the Common Stock underlying their vested RSUs pursuant to the terms of our Dayforce, Inc. 2018 Equity Incentive Plan (the "2018 EIP") and the underlying RSU award agreement.

Our directors may be reimbursed for approved director education courses and out-of-pocket travel expenses incurred in connection with attendance at Board and Board committee meetings and other Board-related activities.

Director Stock Ownership Principles

Stock ownership and stockholder alignment are key principles of our director compensation program and are reinforced from a director’s appointment to the Board until their service concludes. Therefore, we provide for annual elections where directors may receive any portion of their annual cash fees in the form of RSU awards and provide a one-time RSU award upon a non-employee director’s appointment to the Board.

Stock Ownership Guidelines

The Compensation Committee has established Stock Ownership Guidelines to encourage equity ownership by our executive officers and non-employee directors to reinforce the link between their financial interests and those of our stockholders. A person covered by the Stock Ownership Guidelines will have five years from the later of February 27, 2020, or the date the individual becomes a covered person to satisfy the stock ownership requirements.

We set the Stock Ownership Guidelines for our non-employee directors based on a multiple of their annual base cash retainer as of December 31 of each year. Qualifying shares under the Stock Ownership Guidelines consist of:

•
shares of Common Stock or Exchangeable Shares held directly or beneficially owned by the non-employee director; and
•
vested time-based vesting RSUs held directly by the non-employee director and granted to the non-employee director under a Dayforce equity plan.

Under our Stock Ownership Guidelines, each non-employee director is expected to own an amount of our stock equal in value to five times their annual base cash retainer. As of December 31, 2023, each of our non-employee directors complied with the requirements of the Stock Ownership Guidelines.

Discussion of the Stock Ownership Guidelines as they apply to the NEOs is contained in the CD&A on page 39 of this Proxy Statement.

22	2024 PROXY STATEMENT

Director Compensation for Fiscal Year 2023

The following table presents the total annual compensation for each person who served as a member of our Board during 2023, other than Mr. Ossip and Leagh E. Turner, former Co-Chief Executive Officer and a former member of the Board, who received no additional compensation for their service as members of our Board during 2023.

Name	Fees Earned in Cash ($)(1)(2)	Stock Awards ($)(2)(3)(4)	Total ($)
Brent B. Bickett	$62,500	$250,000	$312,500
Ronald F. Clarke	$50,000	$250,000	$300,000
Deborah A. Farrington	$57,500	$250,000	$307,500
Thomas M. Hagerty	$57,500	$250,000	$307,500
Linda P. Mantia	$50,000	$250,000	$300,000
Ganesh B. Rao	$50,000	$250,000	$300,000
Andrea S. Rosen	$50,000	$250,000	$300,000
Gerald C. Throop	$120,000	$250,000	$370,000

(1)
Represents cash fees earned in Fiscal Year 2023. Our directors are paid their cash fees in installments in arrears quarterly.
(2)
In May 2023, Mr. Bickett elected to receive all $300,000 of his 2023 annual cash and equity compensation and his $12,500 Compensation Committee Chair fee in the form of RSUs for a total of 5,234 RSUs.

In May 2023, Mr. Clarke elected to receive $250,000 of his 2023 annual equity compensation in the form of RSUs, for a total of 4,187 RSUs. He also elected to have $50,000 of his 2023 annual cash compensation paid in the form of cash.

In May 2023, Ms. Farrington elected to receive $250,000 of her 2023 annual equity compensation in the form of RSUs for a total of 4,187 RSUs, and all $50,000 of her annual cash compensation and all $7,500 of her Corporate Governance and Nominating Chair fee in the form of cash.

In May 2023, Mr. Hagerty elected to receive all $300,000 of his 2023 annual cash and equity compensation and his $7,500 Acquisition and Finance Committee Chair fee in the form of RSUs, for a total of 5,150 RSUs.

In May 2023, Ms. Mantia elected to receive all $300,000 of her 2023 annual cash and equity compensation in the form of RSUs, for a total of 5,025 RSUs.

In May 2023, Mr. Rao elected to receive all $300,000 of his 2023 annual cash and equity compensation in the form of RSUs, for a total of 5,025 RSUs.

In May 2023, Ms. Rosen elected to receive $250,000 of her 2023 annual equity compensation in the form of RSUs, for a total of 4,187 RSUs. She also elected to have $50,000 of her 2023 annual cash compensation paid in the form of cash.

In May 2023, Mr. Throop elected to receive $250,000 of his 2023 annual equity compensation in the form of RSUs, for a total of 4,187 RSUs. He also elected to have all $50,000 of his annual cash compensation, $20,000 of his annual Audit Committee Chair fee, and all $50,000 of his Lead Director fee paid in the form of cash.

(3)
Represents the aggregate grant date fair value of the RSU awards granted in 2023, computed in accordance with Financial Accounting Standards Board Account Standards Codification (“FASB ASC”) Topic 718. These values have been determined based on the assumptions set forth in Note 2 to our consolidated financial statements included in the 2023 Annual Report. For each director, the number of units granted was determined by dividing the grant date value of the award by $59.70, the closing price of the Company's stock on the grant date of May 15, 2023.
(4)
Unvested equity as of December 31, 2023, vesting in two quarterly installments on February 15, 2024, and May 15, 2024 is as follows:
(a)
Mr. Bickett holds 2,616 RSUs;
(b)
Mr. Clarke holds 2,093 RSUs;
(c)
Ms. Farrington holds 2,093 RSUs;
(d)
Mr. Hagerty holds 2,574 RSUs;
(e)
Ms. Mantia holds 2,512 RSUs;
(f)
Mr. Rao holds 2,512 RSUs;
(g)
Ms. Rosen holds 2,093 RSUs; and
(h)
Mr. Throop holds 2,093 RSUs.

23	2024 PROXY STATEMENT

DoneCEIare

EXECUTIVE COMPENSATION

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the “CD&A” with Dayforce’s management. Based on this review and discussion, our Compensation Committee recommended to the Board that the CD&A be included in the 2023 Annual Report and this Proxy Statement.

Members of our Compensation Committee

Brent B. Bickett, Chair

Ronald F. Clarke

Thomas M. Hagerty

Andrea S. Rosen

COMPENSATION DISCUSSION & ANALYSIS

This CD&A focuses on how our NEOs were compensated for Fiscal Year 2023, and how their Fiscal Year 2023 compensation aligned with our pay for performance philosophy.

For Fiscal Year 2023, Dayforce’s NEOs were as follows:

Name and Position	David D. Ossip	Chair and Chief Executive Officer
	Samer Alkharrat(1)	Executive Vice President, Chief Revenue Officer
	Christopher R. Armstrong	Executive Vice President, Chief Operating Officer
	Stephen H. Holdridge(2)	President, Customer and Revenue Operations
	Leagh E. Turner(3)	Former Co-Chief Executive Officer
	Noémie C. Heuland(4)	Former Executive Vice President, Chief Financial Officer

(1) Mr. Alkharrat was appointed Executive Vice President, Chief Revenue Officer on June 8, 2023.

(2) Mr. Holdridge was appointed Executive Vice President, Chief Customer Officer on February 23, 2022, and served in that role until he was appointed President, Customer and Revenue Operations on February 7, 2023.

(3) Ms. Turner resigned as Co-Chief Executive Officer and a member of the Board effective as of November 10, 2023, on which date Mr. Ossip became our sole Chief Executive Officer.

(4) Ms. Heuland resigned as Executive Vice President, Chief Financial Officer effective as of December 31, 2023.

24	2024 PROXY STATEMENT

Executive Summary

Our Compensation Committee reviews the efficacy of our programs on an annual basis, taking into consideration our compensation philosophy, business performance, stockholder feedback, our peer group, and company-wide objectives. The compensation program for our NEOs in Fiscal Year 2023 was the result of a multi-year effort to align our executive compensation with our core company goals. The Compensation Committee believes that our compensation program was essential in incentivizing our strong performance during the year and in orienting our executive team toward sustainable stockholder value creation.

Fiscal Year 2023 Company Performance

Our executive team continued to drive strong company performance in Fiscal Year 2023. We were pleased with our continued growth against metrics we believe measure the sustainable efficient growth path we are on as a company, which include the following results:

FY23 Cloud recurring revenue (in millions)
33% year over year growth
35% year of year growth at constant currency
$713
$908
$1,211
FY21
FY22
FY23

FY23 Dayforce recurring revenue (in millions)
36% year over year growth
37% year of year growth at constant currency
$627
$815
$1,111
FY21
FY22
FY23

FY23 Total revenue (in millions)
22% year over year growth
23% year of year growth at constant currency
$1,024
$1,246
$1,514
FY21
FY22
FY23

FY23 GAAP and Adjusted operating profit margin
9% GAAP operating margins improve 1,086 bps
22% adjusted operating margins improve 670 bps
25%
20%
15%
10%
5%
0%
-5%
-10%
22%
16%
11%
9%
-3%
-2%
FY21
FY22
FY23
GAAP operating profit margin
Adjusted operating profit margin

See Appendix A included in this Proxy Statement starting on page 71 for information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

Competitive Market Impacts on our Talent and Pay Philosophy

The market we operate in is highly competitive and subject to changing technology and shifting client needs. Our competitors include firms that provide both integrated and point solutions for HCM, as well as local providers in each jurisdiction that we operate. We compete with legacy payroll service providers, as well as Cloud-enabled client-server HCM providers. We also face competition from modern HCM providers, whose solutions have been specifically built as single application platforms in the Cloud. In addition, we also compete with large, long-established enterprise application software vendors. As a result, our compensation program is designed to reflect the realities of operating in a competitive and highly variable market and ensuring that we are able to attract and retain critical talent to support our continued growth and success across all aspects of our business.

25	2024 PROXY STATEMENT

Leadership Changes

Our Board continuously evaluates our executive team's makeup and performance to ensure it is optimally designed and constructed to maximize long-term stockholder value. Further, as a successful high-growth technology company, we offer broad development and growth opportunities to our executives. The continued evolution of Dayforce's executive structure across our organization reflects our ability to both develop and attract world-class talent in a competitive environment. The Board feels confident in the Company's ability to continue developing exceptional talent internally and attracting highly talented executives from outside the Company.

In 2023 and early 2024, there were several changes to the makeup of the NEO positions:

Promotion of Stephen H. Holdridge to President, Customer and Revenue Operations

In February 2023, Mr. Holdridge was promoted to President, Customer and Revenue Operations of Dayforce. In that capacity, Mr. Holdridge continues to bring together the revenue and customer functions globally into one organization focused on driving revenue growth and a best-in-class customer experience with quantifiable value at every touchpoint.

Appointment of Samer Alkharrat as Executive Vice President, Chief Revenue Officer

In June 2023, we appointed Mr. Alkharrat as Executive Vice President, Chief Revenue Officer. In that capacity, Mr. Alkharrat has responsibility for fostering existing and prospective customer relationships globally in addition to ensuring the efficiency and alignment of revenue-generating operations.

Departure of Leagh E. Turner as Co-Chief Executive Officer

Ms. Turner resigned from her role as Co-Chief Executive Officer, effective as of November 10, 2023. On November 10, 2023, Mr. Ossip became sole Chief Executive Officer of the Company.

Departure of Noémie C. Heuland as Executive Vice President, Chief Financial Officer

Ms. Heuland resigned from her role as Executive Vice President, Chief Financial Officer, effective as of December 31, 2023.

Appointment of Jeremy R. Johnson as Executive Vice President, Chief Financial Officer

We appointed Mr. Johnson as Executive Vice President, Chief Financial Officer, effective as of January 1, 2024. In that capacity, Mr. Johnson is responsible for leading our global finance and investor relations functions.

26	2024 PROXY STATEMENT

Stockholder Feedback

Holders of approximately 96.7% of Dayforce’s outstanding stock represented and voting at Dayforce's 2023 Annual Meeting voted in favor of our Say on Pay proposal, an improvement of approximately 27.2% from the results of the 2022 Annual Meeting. We believe that open dialogue with our stockholders and incorporation of their feedback into our executive compensation program helped drive this improvement, and such conversations remain a cornerstone of our program. Specifically, our 2023 compensation program incorporated the following feedback from our stockholders obtained during our 2022 engagement program:

2023 Compensation
What We Heard	Board Response
Desire for relative comparison performance metrics in long-term incentive program.	The Board introduced a relative TSR ("rTSR") component into the 2023 Long-Term Incentive ("LTI") program for NEOs.
Concern over the use of similar metrics under both the short-term and long-term incentive plans.

The Board implemented a Short-Term Incentive ("STI") program (referred to as the “MIP”) and an LTI plan in 2023 with two out of three performance metrics differentiated.

The Board also introduced individual performance goals for certain executive officers based on the execution of key activities of the Company's business.

Desire to include true long-term performance aspects into annual long-term incentive program.

The Board added an rTSR component that is measured over a three-year performance period with cliff vesting in the 2023 LTI.

Additionally, starting in 2023, the Board expanded the financial performance period for the financial performance stock units ("PSU") in our LTI plan. The financial PSUs now have three separate one-year performance periods with targets set at the beginning of each respective calendar year. This change is designed to ensure continued performance throughout the entire performance period of the award.

In late 2023 and early 2024, Gerald C. Throop, our Lead Director and Chair of our Audit Committee, and Deborah A. Farrington, the Chair of our Corporate Governance and Nominating Committee, together with senior management, continued our robust stockholder engagement program. We heard the following compensation-related comments during those conversations, which we incorporated into our 2024 compensation program:

2024 Compensation
What We Heard	Board Response
Support for continued exclusion of ESG performance metrics from the executive compensation program.	The Board has not included any ESG performance metrics in executive compensation packages. The Board continues to discuss this topic with stockholders.
Questions about future large equity grants to Mr. Ossip as a possible consequence of the dissolution of the Co-CEO structure.	The Board believes the 2024 LTI grant provided to Mr. Ossip is sufficiently retentive and appropriate based on competitive market data.
Some desire for multi-year measurement periods with metrics that are resilient under different market conditions.

As a high-growth company, the Board believes the consecutive one-year performance period in the fPSU (as defined below) portion of the LTI combined with the three-year performance period in the mPSU (as defined below) portion of the LTI is the appropriate mix to motivate and reward our NEOs.

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Executive Compensation Program Goals and Considerations

Our executive compensation program is designed to motivate, attract, and retain the best talent who will help the business continue to grow profitably and deliver increased stockholder value. In shaping the compensation program for 2023, the Compensation Committee considered and responded to feedback from our stockholders who have requested continued adjustments in the compensation program through the inclusion of more targeted performance based awards, including the short-term and long-term incentives described below. In addition, the Compensation Committee responded to stockholder requests to differentiate the performance metrics in the short and long-term incentive programs as further described below.

The Compensation Committee believes the short-term incentives rewarded strong 2023 performance and helped to attract and retain a strong core of the executive team, while the long-term performance grants maintain the executive team's focus on building sustainably towards our medium term performance goals of $2.0 billion in total revenue, 80% adjusted Cloud recurring revenue gross margin, and 30% adjusted EBITDA margin by the end of 2025. With the above context in mind, the following section details the key considerations of our Compensation Committee in setting 2023 total direct compensation ("TDC").

Compensation Philosophy and Pay for Performance Alignment

Our executive compensation philosophy is based on creating a strong pay-for-performance connection through our compensation programs and aligning executive performance with our business goals. As a result of this philosophy, our Compensation Committee believes that our executive compensation program should directly reflect our organization’s performance with substantial emphasis on the creation of long-term value for our stockholders. We achieve this by providing a mix of base salary, short-term incentives, and long-term incentives with a variety of time horizons to balance our near-term and long-term strategic goals.

In 2023, 88% of our Co-CEO TDC, and 76% of our other NEO TDC was provided through long-term equity awards. By having a significant percentage of our Co-CEO and other NEOs' 2023 TDC payable in long-term equity, their 2023 TDC was subject to higher risk and longer vesting than cash compensation, further incentivizing our executive officers to focus on value creation that will benefit our stockholders in the long-term. As depicted below, we define TDC as base compensation, STI, and LTI, with the exclusion of any one-time awards as discussed in the "2023 Compensation Elements and Analysis" section on page 30 of this Proxy Statement.

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Peer Group

In reviewing compensation for the executive officers, including the NEOs, our Compensation Committee considers several factors, including practices and policies within a relevant market for talent. Our definition of market comparisons includes companies that, like us, are high-growth, cloud-based technology and software companies. Our Compensation Committee, in consultation with its independent compensation consultant Willis Towers Watson ("WTW"), developed a customized peer group by considering market competitive data from both a peer group, as well as a broader framework from survey data sources (Radford Global Compensation Database and WTW). The combination of the customized peer group and the various survey sources provide a holistic summary of market competitive practices that reasonably compare to our size and scale, growth profile, specific industry, and broad labor market where we compete for talent. Due to a range of factors, including the scope of NEO positions, tenure in role, and company-specific concerns, there is an imperfect comparability of NEO positions between companies. As such, market position served as a reference point in setting the 2023 compensation for our NEOs, rather than a formula-driven outcome.

The Compensation Committee used the peer group described below to set NEO compensation through March 2023:

Peer Group Used in Determining TDC October 2022 - March 2023
Atlassian Corporation Plc	HubSpot, Inc.	Splunk, Inc.
Avalara, Inc.	Palantir Technologies Inc.	Tyler Technologies, Inc.
Coupa Software Incorporated	Paycom Software, Inc.	Unity Software Inc.
Datadog, Inc.	Pegasystems Inc.	Workday, Inc.
DocuSign, Inc.	ServiceNow, Inc.	Zendesk, Inc.

Subsequently, in April 2023, with the assistance of WTW, the Compensation Committee reviewed and updated our peer group to reflect our evolving business and to account for acquisitions or privatization of former peer companies.

The Compensation Committee used the updated peer group described below to set NEO compensation beginning in April 2023:

Peer Group Used in Determining TDC April 2023 - Present
Atlassian Corporation Plc	Paychex, Inc.*	Splunk, Inc.
BILL Holdings, Inc.*	Paylocity Holding Corporation*	Tyler Technologies, Inc.
Datadog, Inc.	Pegasystems Inc.	Unity Software Inc.
Five9, Inc.*	PTC, Inc.*	Workday, Inc.
HubSpot, Inc	RingCentral, Inc.*	Workiva, Inc.*
Paycom Software, Inc.	Smartsheet, Inc.*

*New peers not included in the peer group used in determining TDC October 2022 - March 2023.

In collaboration with WTW, our Compensation Committee reviews our peer group annually, to ensure that our executive compensation remains in line with industry practices.

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2023 Compensation Elements and Analysis

Dayforce’s executive compensation program contains a mix of different compensation vehicles to motivate retention, reward for Company performance, and drive stockholder value. Significant elements of the 2023 compensation program include:

Element	Key Characteristics	Rationale	Process
Base Salary	Provides market competitive fixed compensation for performing duties and responsibilities of the position	Attracts and retains exceptional talent capable of performing in a dynamic, high-growth environment	Reviewed annually, considering each individual’s leadership role, scope, complexity, individual performance, and competitive market trends
Cash Bonus	One-time cash bonus awarded at inception of employment	From time to time, we offer qualified executives a one-time cash bonus to incentivize them to join the Company	Reviewed with the Compensation Committee and our independent compensation consultant to ensure consistency with market and peer practices
STI – Management Incentive Plan ("MIP")	Variable compensation in the form of 50% cash and 50% PSUs to align compensation with annual financial performance goals/objectives	Motivates an individual to meet and achieve company-wide goals against pre-defined criteria in areas of strategic importance to Dayforce	Reviewed annually, considering each individual’s leadership role, scope, complexity, individual performance, and competitive market trends
STI – Sales Incentive Plan ("SIP")(1)	Variable compensation in the form of 100% cash to align compensation with annual sales related goals	Motivates executive officer to meet and achieve Company sales goals	Reviewed annually, considering each executive’s leadership role, scope, complexity, individual performance, and competitive market trends
LTI – Time-based RSU	Full value grants that vest ratably over three years and support our stock ownership guidelines and long-term retention	Aligns the interests of the individual and the stockholders via equity while encouraging retention and the continuity of our strategic plan	Grant award levels based on individual contributions to business outcomes, potential future contributions, historical grant amounts, retention considerations, and market trends
LTI – Financial Performance-based Restricted Stock Units ("fPSU")	Grants that vest ratably over three years if the achievement of each separate annual financial performance goals are met, and support our stock ownership guidelines and long-term retention	Aligns the interests of the individual and the stockholders via equity while encouraging retention, financial performance, and the continuity of our strategic plan	Grant award levels based on individual contributions to business outcomes, potential future contributions, historical grant amounts, retention considerations, and market trends
LTI – Market Performance-based Restricted Stock Units ("mPSU")	Grants that cliff vest after three years based off the Company's TSR relative to theTSR of the respective index	Aligns the interests of executive officers and stockholders via equity while encouraging retention, market-performance, and the continuity of our strategic plan	Grant award levels based on individual contributions to business outcomes, potential future contributions, historical grant amounts, retention considerations, and market trends

(1) Mr. Alkharrat is the only NEO eligible for the SIP.

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Base Salary

We provide base salary as a means to deliver a stable amount of fixed cash compensation to our executive officers, including our NEOs, for performance of their day-to-day responsibilities. The base salary of each of our executive officers, including our NEOs, is reviewed annually to determine if an adjustment is warranted or required and may be reviewed intra-year as well – such as in connection with a promotion or material change in job scope.

We did not raise the base salary of any of our NEOs in 2023. Details on the base salary of each NEO is provided in our Summary Compensation Table on page 40 of this Proxy Statement.

Cash Bonus

From time to time, we offer our qualifying executives a one-time signing bonus in varying cash amounts, which is paid out at the same time as the first regular payment of the executive's base salary. These one-time bonuses are generally subject to a clawback provision that, subject to certain exceptions detailed in the relevant employment agreement, permits the Company to recoup the signing bonus if the executive leaves the Company within two years. This one-time bonus is intended to encourage high quality talent to join the Company and encourage their short-term retention. Our Compensation Committee reviews and approves the amount of all one-time signing bonuses in consultation with our independent compensation consultant.

In 2023, we awarded Mr. Alkharrat a $250,000 cash bonus when he joined the Company.

Short-Term Incentives

Our STI programs are performance-based and designed to focus and reward NEOs for performance on key annual measures that drive stockholder value. In 2023, our STI programs consisted of a MIP that each of our NEOs participated in, and a SIP in which Mr. Alkharrat was the only NEO to participate.

Each NEO has an individual STI payout target. Our Compensation Committee considers several factors when setting the individual STI payout targets and establishing the performance components, including each NEO’s role and responsibilities, expected contribution to Dayforce, potential impact of each NEO’s performance on Dayforce’s performance metrics, and competitive market trends.

Details on the STI payout amounts for each NEO are available in the Summary Compensation Table on page 40 of this Proxy Statement.

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Management Incentive Plan

The MIP is designed to incentivize senior employee performance against critical performance metrics that drive stockholder value. In 2023, 100% of Messrs. Ossip, Armstrong, and Holdridge and Mses. Turner and Heuland, and 25% of Mr. Alkharrat's STI target was fulfilled by the MIP.

In 2023, the MIP payouts were measured against the delivery of three key organizational performance metrics: Cloud Revenue, Adjusted EBITDA, and sales per employee per month annual contract value ("Sales PEPM ACV"). The 2023 MIP also introduced individual performance goals for certain NEOs designed to focus those NEOs on performance of specific areas of the business deemed critical to driving our long-term growth initiatives.

In order to provide targeted incentives to each NEO, the metrics under the 2023 MIP were weighted differently among the NEOs as follows:

For Messrs. Ossip and Alkharrat and Ms. Turner, equal weighting across Cloud Revenue, Adjusted EBITDA, and Sales PEPM ACV provided for balanced alignment across the overall business.

For Messrs. Armstrong and Holdridge, equal weighting across Cloud Revenue, Adjusted EBITDA, and individual performance goals provided for balanced alignment across the overall business and each NEO's specific functional areas. The heavier weighting of Sales PEPM ACV focused these NEOs on driving Dayforce's global revenue operations.

For Ms. Heuland, equal weighting across the three organizational performance metrics and individual performance goals provided for balanced alignment across the overall business and Ms. Heuland's specific functional area.

In February 2023, the Compensation Committee approved (i) an increase in the individual short-term incentive target of Mr. Holdridge, from 60% to 80% of his base salary, in connection with his promotion to President, Customer and Revenue Operations; and (ii) an increase in the individual STI target of Mr. Armstrong, from 60% to 80% of his base salary, in recognition of his level of responsibility. Both STI target increases were deemed appropriate by our Compensation Committee, based on competitive market data applicable for Fiscal Year 2023.

We continued to include a Sales PEPM ACV metric to our 2023 performance criteria for both our STI and LTI programs, in order to place additional emphasis on sustainable revenue growth.

Program Performance

Our Compensation Committee set aggressive targets for our 2023 MIP, and our performance against those targets varied for each performance metric. Specifically, in 2023 we met our Cloud Revenue goals, we exceeded our Adjusted EBITDA goals, and we fell short of our aggressive Sales PEPM ACV goals. In the interest of maintaining rigor and discipline in our pay-for-performance philosophy, the Compensation Committee did not exercise its discretion to deem the threshold level of Sales PEPM ACV achieved for the MIP. Based on the achievement level against each respective target and differentiated MIP weighting, payouts for NEOs ranged from 68.74% to 88.25%.

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The following table shows the payouts earned under the 2023 MIP for our NEOs based on achievement against their targets.

Metric(1)	Why it Matters	Threshold	Goal	Maximum Achievement	Metric Achieved	Payout Earned (%)

Cloud Revenue	Indicator of growth in our SaaS products, solutions, and geographies as well as emerging markets	$1,377.2 M	$1,412.5 M	$1,447.8 M	$1,408.3 M

Adjusted EBITDA(2)	Indicator of our profitability, operating efficiencies, and the scalability of our growth	$364.1 M	$383.3 M	$402.5 M	$405.9 M

Sales PEPM ACV	Motivates alignment behind top-line growth	(3)	(3)	(3)	(3)

Individual Performance Goals(4)	Focuses NEOs on performance of specific areas of the business deemed critical	(3)	(3)	(3)	(3)

Total Payout						68.74% - 88.25%(5)

(1)
Both Cloud Revenue and Adjusted EBITDA include float revenue and were calculated based on our operating results, adjusted from our financial results reported in our Annual Report on Form 10-K for the period ended December 31, 2023, to reflect expected interest rate impacts to float revenue and foreign exchange rate impacts to all revenue items.

(2)
See Appendix A included in this Proxy Statement starting on page 71 for information regarding non-GAAP financial measures, including a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable GAAP financial measure. Adjusted EBITDA has been further adjusted from our financial results reported in our Annual Report on Form 10-K for the period ended December 31, 2023, as described in footnote (1).

(3)
We are not disclosing the target, threshold, maximum, or actual level of payout for this performance criteria, as we believe such disclosure would cause substantial competitive harm without adding to a meaningful understanding of our business – we do not provide guidance on this metric throughout the year.

(4)
The Individual Performance Goals were calculated based on the achievement of certain organizational efficiencies and incremental growth plans and vary by executive.

(5)
Payouts for NEOs pursuant to MIP achievement ranged from 68.74% to 88.25%. See "MIP Achievement and Payout" below for additional discussion of individual payouts.

MIP Achievement and Payout

Following the conclusion of Fiscal Year 2023, the Compensation Committee reviewed the level of achievement of each performance goal against the pre-established targets and certified the following payouts for our NEOs:

•
Messrs. Ossip and Alkharrat's MIP resulted in an overall payout of 84.33%.
•
Mr. Armstrong's MIP resulted in an overall payout of 70.88%.
•
Mr. Holdridge's MIP resulted in an overall payout of 68.74%.
•
Ms. Heuland's MIP resulted in an overall payout of 88.25%.

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2023 Sales Incentive Plan

Mr. Alkharrat was the only NEO to participate in the 2023 SIP, which was designed to focus him on year-over-year growth of Sales PEPM ACV. Mr. Alkharrat’s 2023 SIP provided an opportunity for Mr. Alkharrat to earn a short-term cash incentive for achievement of sales-related goals for the period commencing on July 1, 2023, through December 31, 2023. Under the terms of the SIP, Mr. Alkharrat had the opportunity to receive a payout based on his sales-related goals, with any overachievement based on a set of payout accelerators for incremental achievement above target, and underachievement resulting in below target payouts. There was no earnings cap or incentive ceiling in the 2023 SIP to maximize the incentive to meet and exceed the sales targets. The financial targets pertaining to Mr. Alkharrat’s 2023 SIP are not being disclosed because we believe such disclosure would cause substantial competitive harm without adding to a meaningful understanding of our business. Pursuant to Mr. Alkharrat’s 2023 SIP, he received a payout at 73% of target level.

Long-Term Incentives

Our LTI programs are performance based and designed to ensure retention of our executives. In 2023, the Compensation Committee focused on infusing additional performance elements into the LTI grants made to NEOs, which included:

1.
Three-year, time-based vesting RSUs.
2.
fPSUs with three one-year performance periods during the full vesting period.
3.
mPSUs with three-year cliff vesting performance period.

New elements of the 2023 LTI grants include:

1.
New financial performance metrics for the fPSU measuring Cloud Recurring Revenue, Adjusted Cloud Recurring Gross Margin, and Sales PEPM ACV, resulting in two out of three performance metrics that are independent from MIP metrics. The revised financial goals provide greater alignment with the long-term goals of the business.
2.
Revised vesting schedules for the fPSU that include three one-year performance periods, rather than a one-year performance period with three-year ratable vesting. The goal of this transition is to ensure continued performance throughout the duration of the vesting period.
3.
A new mPSU measured on an rTSR component, which rewards executive officers for enterprise value growth relative to the S&P 1500 Application Software Index.
4.
A greater emphasis on performance-based LTI awards for NEOs.
5.
An RSU grant valued at $5.0 million with a three-year ratable vesting component to Mr. Alkharrat to incentivize him to join the Company and provide long-term retention incentive.

In 2023, the Compensation Committee placed a greater emphasis on at-risk compensation for the NEOs, with approximately 58.4% of LTI based on performance for Mr. Ossip and Ms. Turner, and approximately 56.5% of LTI based on performance for our non-CEO NEOs, up from 50% in 2022 for all NEOs. Our Compensation Committee believed this mix of equity grants struck the right balance between strengthening the performance-based aspects of the LTI, while also remaining attractive and retentive to the executives participating in the LTI program. In 2023, the performance metrics of the PSU component of the LTI grants focused on recurring revenue, recurring gross margin, and sales growth. It is our Compensation Committee’s belief that our executives should be incentivized to drive the metrics that are most important to Dayforce’s continued growth and profitability.

When grant type and quantum decisions were made in February 2023, our Compensation Committee considered the historic development and execution of Dayforce’s strategic growth plan which drove strong financial performance in the prior fiscal periods. Our Compensation Committee also considered the criticality of the current period to Dayforce’s long-term growth and the “war for talent” that was spurring intense competition for leaders in our space.

Mr. Ossip's and Ms. Turner's LTI in 2023 was positioned around the 50th percentile of the peer group, which our Compensation Committee believed appropriately rewarded our Co-CEOs for their unique contributions to our high-performing business and which the Compensation Committee believed to be sufficiently retentive to keep them in

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their roles during this critical time of our growth. When our Compensation Committee considered LTI grants for our Co-CEOs, it reviewed the grants of the CEOs of our peer group.

LTIP Achievement and Payout

fPSUs

The following table shows the payouts earned under the fPSU component of the 2023 LTI for our NEOs based on achievement against their targets. Similar to our MIP payout, our Compensation Committee set aggressive targets for the 2023 LTI, and our performance against those targets varied for each performance metric. Specifically, in 2023 we exceeded our Cloud Recurring Revenue and Adjusted Cloud Recurring Gross Margin goals, and we fell short of our aggressive Sales PEPM ACV goals. Our Compensation Committee did not exercise its discretion to deem the threshold level of Sales PEPM ACV achieved for the LTIP.

Metric(1)	Why it Matters	Threshold	Goal	Maximum Achievement	Metric Achieved	Payout Earned (%)

Cloud Recurring Revenue	Emphasizes growth in recurring revenue generated in our SaaS products, solutions, and geographies as well as emerging markets	$1,164.2 M	$1,194.0 M	$1,223.9 M	$1,206.0 M

Adjusted Cloud Recurring Gross Margin(2)	Emphasizes control of business operation costs while continuing to focus on revenue generation	75.5%	77.4%	79.3%	78.3%

Sales PEPM ACV	Motivates alignment behind top-line growth	(3)	(3)	(3)	(3)

Total Payout						81.26%

(1)
Cloud Recurring Revenue includes float revenue and was calculated based on our operating results, adjusted from our financial results reported in our Annual Report on Form 10-K for the period ended December 31, 2023, to reflect expected interest rate impacts to float revenue and foreign exchange rate impacts to all revenue items.

(2)
See Appendix A included in this Proxy Statement starting on page 71 for information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

(3)
We are not disclosing the target, threshold, maximum, or actual level of payout for this performance criteria, as we believe such disclosure would cause substantial competitive harm without adding to a meaningful understanding of our business – we do not provide guidance on this metric throughout the year.

Our Compensation Committee certified the results of 81.26% total payout earned in 2023 under the fPSU metrics. Details on the payout amounts for each NEO is available in the Summary Compensation Table on page 40 of this Proxy Statement.

mPSUs

The mPSU component of the 2023 LTI for our NEOs was first introduced in 2023. The metrics used to determine vesting of the mPSUs are based on TSR performance relative to the S&P 1500 Application Software Index for the three-year performance period from January 1, 2023, through December 31, 2025. The Compensation Committee

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selected the comparison group of the S&P 1500 Application Software Index for its stability and because it consists of companies closest to our industry with a certain caliber of performance required to remain in the index.

The mPSUs fully vest on the third anniversary of the grant date, contingent upon achievement of the mPSU goal. The mPSU has a potential threshold payout of 50% for achieving the 25th percentile rTSR; a target payout of 100% for achieving the 50th percentile rTSR; an above target payout of 150% for achieving the 75th percentile rTSR; and a maximum payout of 200% for achieving the 90th percentile of the TSR peer group. Actual achievement will be certified by the Compensation Committee or the Board in 2026 after completion of the three-year performance period.

One-Time PSU

A one-time PSU (the "Holdridge PSU") was granted to Mr. Holdridge in connection with his promotion to President, Customer and Revenue Operations in February 2023. The award was based on the Company's achievement of Sales PEPM ACV in 2023, with potential payouts between 50% and 200% of target for threshold to maximum levels of achievement. Upon the Compensation Committee or the Board certifying that the Company had achieved at least the threshold level, one-third of the PSUs would vest annually on each of the first three anniversaries of the grant date.

We are not disclosing the target, threshold, or maximum level of payout for his performance criteria, as we believe such disclosure would cause substantial competitive harm without adding to a meaningful understanding of our business. We do not provide guidance on this metric throughout the year. Similar to our MIP and fPSU payout, our Compensation Committee set an aggressive target for the Holdridge PSU. The Holdridge PSU achieved less than the threshold level of performance, which resulted in an achievement of 0% and zero PSUs vesting.

Other Elements

We offer healthcare, insurance, retirement benefits, and paid time off for every employee at Dayforce, including our NEOs, to invest in our employees’ health and future. Benefits are substantially the same for all employees, including NEOs, based on country location. In addition, we offer select perquisites to some of our executives, including Mr. Ossip and Ms. Turner in 2023.

Additional information on the employee benefits and other compensation provided to our NEOs is available in the Summary Compensation Table on page 40 of this Proxy Statement.

Global Employee Stock Purchase Plan

The Dayforce, Inc. Global Employee Stock Purchase Plan ("GESPP") provides an opportunity for eligible employees to become Dayforce stockholders and drives employee engagement. This plan provides a 15% discount on the stock purchase price with a lookback feature. All employees in the U.S., Canada, UK, Germany, Mauritius, Australia, and New Zealand were eligible for participation in the GESPP as of December 31, 2023, including our NEOs, unless otherwise prohibited by the rules of the Internal Revenue Service.

Executive Severance

Within the employment agreements of the NEOs, we provide for severance payments and benefits in the event of a qualifying termination of employment, which may include varying severance payments based on the length of service to Dayforce. The Compensation Committee believes that these arrangements are competitively reasonable and necessary to recruit and retain key executives. The material terms of these severance payments to our NEOs are described in “Potential Payments upon Termination or Change in Control” on page 47 of this Proxy Statement.

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Compensation Governance

What we do	What we do not do
✓
Pay for performance – A significant percentage of the 2023 TDC featured performance-based metrics, including 56% of our annual LTI.
✓
Independent compensation consultant – The Compensation Committee retains an independent compensation consultant to advise on our executive compensation program and practices.
✓
Robust Stock Ownership Guidelines – We have Stock Ownership Guidelines for executive officers of 6x annual base salary for our CEO and 3x annual base salary for our other executive officers.
✓
Annual compensation risk assessment – A risk assessment of our compensation programs is performed on an annual basis to ensure that our compensation programs and policies do not incentivize excessive risk-taking behavior.
✓
Peer group analysis – The Compensation Committee reviews external market data when making compensation decisions and annually reviews our peer group with its independent compensation consultant.
✓
Independent Compensation Committee – Our Compensation Committee is 100% comprised of independent members of our Board.
✓
Clawback policy – In the event that the Board determines that a material accounting restatement of our financial statements has occurred, Dayforce may recoup all or a portion of the excess incentive compensation received by our executive officers in the three completed fiscal years immediately preceding the date of the material accounting restatement pursuant to our Compensation Recovery Policy. Our Compensation Recovery Policy is compliant with NYSE rules, and has been publicly filed as an exhibit to our Annual Report on Form 10-K.
✓
Annual stockholder “Say on Pay” vote – We value our stockholders’ input on our executive compensation programs. Our Board seeks an annual non-binding advisory vote from stockholders to approve the executive compensation disclosed in our CD&A, tabular disclosures, and related narrative of the proxy statement.
✓
Stockholder engagement – We routinely engage with our stockholders to seek their input on our compensation policies and practices.

In addition, the 2018 EIP contains a recovery provision whereby Dayforce may recoup (i) gain on awards granted under the 2018 EIP in the event of a termination for cause; and (ii) excess on awards granted under the 2018 EIP in the event of an accounting restatement.

X

No change in control single trigger acceleration – We grant equity awards that require both a change in control and an involuntary termination without cause or voluntary termination with good reason before vesting.

X

No hedging of company stock – Executive officers and members of the Board may not directly or indirectly engage in transactions intended to hedge or offset the market value of Dayforce’s Common Stock owned by them.

Please see discussion of Dayforce’s anti-hedging policy described on page 20 of the Proxy Statement.

X

No pledging of company stock – Executive officers and members of the Board may not directly or indirectly pledge Dayforce’s Common Stock as collateral for any obligation.

Please see discussion of Dayforce’s anti-pledging policy described on page 20 of the Proxy Statement.

	X	No repricing or exchange of underwater stock options – Our equity incentive plan does not permit repricing or exchange of underwater stock options without stockholder approval.
	X	No tax gross-ups – We do not provide tax gross-ups to our executive officers.
	X	No excessive perquisites – We do not provide excessive perquisites for executive officers.
	X	No guaranteed bonuses – We do not provide guaranteed annual bonus payouts.

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Compensation Committee Oversight

The Compensation Committee, comprised entirely of independent directors, reviews and approves the compensation of Dayforce’s NEOs and other executive and senior officers. The Compensation Committee also administers and makes recommendations related to equity-based compensation plans to the Board. Details of the Compensation Committee’s duties are summarized in the Board of Directors overview of this Proxy Statement (beginning on page 16) and are fully set out in the Compensation Committee’s charter which can be found on our website under “Governance Documents” on the Corporate Governance section of our Investor Relations page at www.dayforce.com.

Use of an Independent Compensation Consultant

As permitted under its charter, in 2023, the Compensation Committee retained WTW as its independent compensation consultant. WTW reports directly to the Compensation Committee and takes direction from the Chair of the Compensation Committee. The Compensation Committee assessed the independence of WTW in light of SEC rules and NYSE listing standards and concluded that WTW is independent and its work in 2023 did not raise any conflicts of interest.

During the year, WTW assisted in designing and reviewing our management and director compensation programs, including developing compensation market comparisons, providing competitive program and policies information, attending Compensation Committee meetings, and providing general advice. The Compensation Committee considers the analysis and advice from WTW as well as support and insight from management when making compensation-related decisions.

In 2023, WTW was compensated approximately $445,821 for services to the Compensation Committee. WTW also provides certain other services to Dayforce, including health and welfare benefits consulting and corporate risk and brokerage services. WTW received approximately $1,316,141 for these additional services in 2023. The Compensation Committee is aware of the other services provided by WTW to Dayforce but did not review or approve the provision of these services because they are of the type directly procured by management in the ordinary course of business.

Role of Management

Compensation Committee meetings are typically attended by the CEO, the Executive Vice President, Chief Human Resources Officer, the Senior Vice President, Global Total Rewards, and the Executive Vice President, General Counsel and Corporate Secretary. Our CEO typically provides recommendations on compensation for all other executive officer roles. Neither of the then-serving Co-CEOs were present when our Compensation Committee discussed the compensation of either Co-CEO in 2023.

Managing Compensation-Related Risk

In connection with their oversight of compensation-related risks, our Compensation Committee and WTW, as our Compensation Committee’s independent compensation consultant, reviewed Dayforce’s compensation policies and practices to ensure that compensation programs do not encourage risk-taking that is reasonably likely to have a material adverse effect on us. Our Compensation Committee and WTW reviewed all compensation plans and identified those plans that are most likely to pose material risks and balanced these against our existing processes and compensation program safeguards. The review process considered mitigating features contained within our compensation plan design, which includes elements such as mix of pay, timing of payouts relative to performance periods and metrics, and goal diversification. We believe, and the results of the risk analysis concluded, that our compensation programs do not encourage risk-taking that is reasonably likely to result in a material adverse effect on Dayforce.

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Stock Ownership Guidelines

Our CEO is required to own and hold shares of our stock with a value that is at least equal to six-times his annual base salary. Our other executive officers are required to own and hold shares of our stock with a value that is at least three-times each of their annual base salaries.

Each of our executive officers has five years following the later of their commencement of service with Dayforce as an executive officer subject to the Stock Ownership Guidelines (which includes the date of promotion to a position subject to the Stock Ownership Guidelines or to a new multiple level within the Stock Ownership Guidelines) or the adoption of Stock Ownership Guidelines to satisfy the stock ownership requirement. If an executive officer does not achieve the Stock Ownership Guidelines requirements as of December 31 of the year following the fifth anniversary of being subject to the Stock Ownership Guidelines, then the executive officer must retain at least 75% of after-tax shares received in connection with equity awards until the Stock Ownership Guidelines requirements are met.

Qualifying shares under the Stock Ownership Guidelines consist of: (i) shares of Common Stock or Exchangeable Shares held directly or beneficially owned by the executive officer, including any shares of Common Stock held in a brokerage account or 401(k) account; (ii) shares of Common Stock or Exchangeable Shares held indirectly by the executive officer if such shares of Common Stock or Exchangeable Shares are “beneficially owned” by the executive officer, including such shares of Common Stock or Exchangeable Shares held by an affiliated entity, a spouse and/or immediate family member of the executive officer, or shares of Common Stock or Exchangeable Shares held in trust for the benefit of the executive officer; and (iii) vested RSUs held directly by the executive and granted to the executive officer under a Dayforce equity plan.

As of December 31, 2023, each of our NEOs met or are complying with the retention requirements in accordance with the Stock Ownership Guidelines.

Compensation Recovery Policy

In April 2023, we amended our Compensation Recovery Policy in compliance with Rule 10D-1 under the Exchange Act and NYSE listing rules. Pursuant to the Compensation Recovery Policy, in the event that the Board determines that a material accounting restatement of our financial statements has occurred, Dayforce may recoup all or a portion of the excess incentive compensation received by our executive officers in the three completed fiscal years immediately preceding the date of the material accounting restatement. Our Compensation Recovery Policy has been publicly filed as an exhibit to our Annual Report on Form 10-K.

On November 13, 2023, we filed amendments to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, and June 30, 2023 (the "Amended Filings"), in relation to disclosure related to material weaknesses in our internal control over financial reporting. The Amended Filings did not include any restatement of our previously issued financial results for those periods, but resulted from the discovery of the incorrect presentation of one Canadian bank account balance within “customer funds” and “customer funds obligations” and related items on our condensed consolidated balance sheets and in our net cash provided by financing activities within our condensed consolidated statements of cash flows for the affected periods. There was an understatement of customer funds within current assets and a corresponding understatement of customer funds obligations within current liabilities on our condensed consolidated balance sheets. As a result, we also erroneously presented certain changes related to customer funds and customer funds obligations on our condensed consolidated statements of cash flows. As we concluded that there was no material misstatement of our previously issued financial statements, the previously incorrect presentation was corrected in the presentation of our financial statements included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the "Restatement"). Upon the Restatement and in accordance with our Compensation Recovery Policy, the Board reviewed the Restatement and whether any erroneously awarded compensation was received by a covered officer during the applicable recovery period. After review, the Board determined that the Restatement would not result in the recoupment of any compensation under our Compensation Recovery Policy, because the Restatement did not affect any incentive compensation approved, awarded, or granted to our executive officers.

39	2024 PROXY STATEMENT

Summary Compensation Table

The following table sets forth certain information for Fiscal Years 2023, 2022, and 2021 concerning the total compensation awarded to, earned by, or paid to our NEOs.

Name and Principal Position		Salary ($)(1)		Bonus ($)(3)	Stock Awards ($)(4)(5)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)(8)	Total ($)
David D. Ossip	2023	$800,000		$—	$12,439,889	$—	$337,320	$14,656	$13,591,865
Chair and Chief	2022	$800,000		$—	$9,399,991	$—	$333,200	$18,415	$10,551,606
Executive Officer (9)	2021	$775,000		$—	$2,649,979	$6,749,995	$400,000	$51,727	$10,626,701
Samer Alkharrat	2023	$304,231		$250,000	$4,999,960	$—	$258,020	$9,554	$5,821,765
Executive Vice President,
Chief Revenue Officer (9)
Christopher R. Armstrong	2023	$655,000		$—	$4,888,133	$—	$185,706	$9,900	$5,738,739
Executive Vice President,	2022	$655,000		$—	$3,946,432	$—	$163,685	$19,180	$4,784,297
Chief Operating Officer	2021	$655,000		$—	$3,196,392	$—	$196,500	$12,974	$4,060,866
Stephen H. Holdridge	2023	$650,000		$—	$5,735,944	$—	$178,724	$9,900	$6,574,568
President,	2022	$625,000		$—	$3,914,916	$—	$187,425	$9,150	$4,736,491
Customer and Revenue Operations(9)
Leagh E. Turner	2023	$688,219	(2)	$—	$12,439,889	$—	$—	$188,266	$13,316,374
Former Co-Chief	2022	$800,000		$—	$9,399,991	$—	$333,200	$20,150	$10,553,341
Executive Officer (9)	2021	$655,000		$—	$1,571,968	$3,929,989	$262,000	$51,322	$6,470,279
Noémie C. Heuland	2023	$600,000		$—	$3,072,833	$—	$158,850	$9,900	$3,841,583
Former Executive	2022	$600,000		$—	$3,429,872	$—	$149,940	$9,150	$4,188,962
Vice President,	2021	$600,000		$—	$180,033	$—	$180,000	$12,515	$972,548
Chief Financial Officer (9)

(1)
Amounts shown in the table reflect the U.S. dollar value of base salary earned by Mr. Ossip and Ms. Turner during the applicable year. Mr. Ossip and Ms. Turner are paid in Canadian dollars, with actual payment amounts converted from U.S. dollars to Canadian dollars and trued-up quarterly based on the actual U.S. / Canadian dollar exchange rate on the pay date. Due to fluctuations in exchange rates and pay periods, the actual U.S. dollar values of base salary paid to:
i.
Mr. Ossip were $826,158, $756,378, and $761,422 in 2023, 2022, and 2021, respectively, based on the exchange rate of $1.3250, $1.3569, and $1.2724 Canadian dollars per U.S. dollar as of December 31, 2023, December 31, 2022, and December 31, 2021, respectively; and
ii.
Ms. Turner were $715,540, $756,127, and $643,789 in 2023, 2022, and 2021, respectively, based on the exchange rate of $1.3250, $1.3569, and $1.2724 Canadian dollars per U.S. dollar as of December 31, 2023, December 31, 2022, and December 31, 2021, respectively.
(2)
Ms. Turner's 2023 annual base salary of $800,000 was prorated based on her separation from Dayforce on November 10, 2023.
(3)
Amounts reflect non-performance bonus amounts paid to Mr. Alkharrat upon him joining Dayforce pursuant to the terms of his employment agreement. See "Agreements with Our NEOs" on page 49 of this Proxy Statement.
(4)
Represents the aggregate grant date fair value of the stock awards and option awards granted in Fiscal Years 2023, 2022, and 2021 computed in accordance with FASB ASC Topic 718. These values have been determined based on the assumptions set forth in Note 2 to our consolidated financial statements included in the 2023 Annual Report.
(5)
Amounts shown in the column titled “Stock Awards” include LTI RSUs, LTI fPSUs, LTI mPSUs, and STI PSUs. The amounts reported for the PSUs assume the probable outcome of the performance conditions at the grant date or at the modification date, as applicable (i.e., based on target level performance). If the PSUs were instead valued based on the maximum outcome of the applicable performance condition (i.e., based on maximum level performance), the total amount for the awards reporting in this column for 2023 would increase as follows: for Mr. Ossip $12,439,889 to $18,084,671, Ms. Turner $12,439,889 to $18,084,671, Ms. Heuland $3,072,833 to $4,384,260, Mr. Armstrong $4,888,133 to $7,021,199, and Mr. Holdridge $5,735,944 to $8,731,836. Mr. Alkharrat was not granted any PSUs in 2023, and Ms. Turner forfeited 100% of the stock awards granted to her in 2023, due to her departure from the Company in November 2023. For further information regarding the PSUs granted to our NEOs, including discussion of performance metric weighting and target information, see “2023 Compensation Elements and Analysis” on page 30 of this Proxy Statement.
(6)
Reflects incentive payments earned in Fiscal Years 2023, 2022 and 2021 based on achievement of the pre-established financial performance goals satisfied in Fiscal Years 2023, 2022 and 2021, pursuant to the terms of each NEO’s employment agreement and as described more fully in “2023 Compensation Elements and Analysis” on page 30 of this Proxy Statement.

40	2024 PROXY STATEMENT

(7)
In the case of Mr. Ossip and Ms. Turner, amounts shown in the column titled “All Other Compensation,” were converted to U.S. dollars from Canadian dollars. Currency was converted based on the exchange rate of $1.3250, $1.3569, and $1.2724 Canadian dollars per U.S. dollar as of December 31, 2023, December 31, 2022, and December 31, 2021, respectively.
(8)
The Fiscal Year 2023 amounts reflected in this column include All Other Compensation as described in the following table:

Name	Other Benefits		Retirement Plan Contribution(d)	Life Insurance Benefits(e)	Total
Mr. Ossip	$14,104	(a)	$—	$552	$14,656
Mr. Alkharrat	$—	(b)	$9,554	$—	$9,554
Mr. Armstrong	$—	(b)	$9,900	$—	$9,900
Mr. Holdridge	$—	(b)	$9,900	$—	$9,900
Ms. Turner	$187,783	(c)	$—	$483	$188,266
Ms. Heuland	$—	(b)	$9,900	$—	$9,900
(a)
The amount includes executive health benefits ($12,671) and parking reimbursement for our Toronto headquarters building ($1,433).
(b)
Perquisites and other personal benefits provided to Messrs. Alkharrat, Armstrong, and Holdridge and Ms. Heuland for Fiscal Year 2023 were in total less than $10,000 and information regarding any such perquisites and personal benefits has therefore not been included.
(c)
The amount includes executive health benefits ($11,062); parking reimbursement for our Toronto headquarters building ($1,254); fees related to guest travel to the President’s Club, a Dayforce performance leader event ($12,398); and a Time Away From Work (TAFW) payout as part of Ms. Turner's separation from Dayforce as of November 10, 2023 ($163,069).
(d)
These amounts reflect matching contributions paid by the Company to the NEO’s Retirement Savings Plan accounts.
(e)
These amounts reflect premiums paid by the Company for group term life insurance coverage.

(9)
Effective November 10, 2023, Ms. Turner resigned as Co-Chief Executive Officer, at which time Mr. Ossip became our sole Chief Executive Officer. Mr. Alkharrat joined the Company and was appointed as our Executive Vice President, Chief Revenue Officer effective June 8, 2023. Mr. Alkharrat was not an NEO prior to 2023. The amounts Mr. Alkharrat received in 2023 are pro-rated to reflect his period of employment during 2023. Mr. Holdridge was not an NEO prior to 2022. Effective December 31, 2023, Ms. Heuland resigned as Executive Vice President, Chief Financial Officer.

41	2024 PROXY STATEMENT

Grant of Plan Based Awards in Fiscal Year 2023

During Fiscal Year 2023, plan-based awards granted to our NEOs included PSUs and RSUs granted under the 2018 EIP, as well as cash awards under the 2023 MIP and the 2023 SIP. The following table summarizes all plan-based awards granted to our NEOs during Fiscal Year 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of shares of stock or units (#)(2)(3)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mr. Ossip
STI - Cash	—	$66,800	$400,000	$668,000	—	—	—	—	—
STI - PSUs	2/28/2023	—	—	—	$73,490	$440,060	$734,900	6,034	$440,060
fPSUs	2/28/2023	—	—	—	$834,989	$4,999,935	$8,349,891	68,558	$4,999,935
mPSUs(3)	2/28/2023	—	—	—	$999,980	$1,999,959	$3,999,918	27,423	$1,999,959
RSUs(4)	2/28/2023	—	—	—	—	—	—	68,558	$4,999,935
Mr. Alkharrat
STI - Cash(6)	—	$14,206	$340,273	—	—	—	—	—	—
RSUs(4)	6/9/2023	—	—	—	—	—	—	78,814	$4,999,960
Mr. Armstrong
STI - Cash	—	$12,262	$262,000	$437,540	—	—	—	—	—
STI - PSUs	2/28/2023	—	—	—	$13,489	$288,219	$481,326	3,952	$288,219
fPSUs	2/28/2023	—	—	—	$333,993	$1,999,959	$3,339,932	27,423	$1,999,959
mPSUs(3)	2/28/2023	—	—	—	$299,998	$599,995	$1,199,990	8,227	$599,995
RSUs(4)	2/28/2023	—	—	—	—	—	—	27,423	$1,999,959
Mr. Holdridge
STI - Cash	—	$12,168	$260,000	$447,200	—	—	—	—	—
STI - PSUs	2/28/2023	—	—	—	$13,386	$286,031	$491,973	3,922	$286,031
fPSUs	2/28/2023	—	—	—	$333,993	$1,999,959	$3,339,932	27,423	$1,999,959
Holdridge PSU(7)	2/28/2023	—	—	—	$425,000	$849,999	$1,699,998	11,655	$849,999
mPSUs(3)	2/28/2023	—	—	—	$299,998	$599,995	$1,199,990	8,227	$599,995
RSUs(4)	2/28/2023	—	—	—	—	—	—	27,423	$1,999,959
Ms. Turner
STI - Cash	—	$66,800	$400,000	$668,000	—	—	—	—	—
STI - PSUs	2/28/2023	—	—	—	$73,490	$440,060	$734,900	6,034	$440,060
fPSUs	2/28/2023	—	—	—	$834,989	$4,999,935	$8,349,891	68,558	$4,999,935
mPSUs(3)	2/28/2023	—	—	—	$999,980	$1,999,959	$3,999,918	27,423	$1,999,959
RSUs(4)	2/28/2023	—	—	—	—	—	—	68,558	$4,999,935
Ms. Heuland
STI - Cash	—	$11,250	$180,000	$270,000	—	—	—	—	—
STI - PSUs	2/28/2023	—	—	—	$12,375	$198,005	$297,008	2,715	$198,005
fPSUs	2/28/2023	—	—	—	$208,741	$1,249,947	$2,087,411	17,139	$1,249,947
mPSUs(3)	2/28/2023	—	—	—	$187,467	$374,933	$749,866	5,141	$374,933
RSUs(4)	2/28/2023	—	—	—	—	—	—	17,139	$1,249,947

(1)
Amount reported represents the anticipated cash payout at Threshold, Target, and Maximum achievement of the cash portion of the annual STI award under our 2023 MIP and 2023 SIP (for Mr. Alkharrat only). For more information concerning these programs, see “2023 Compensation Elements and Analysis” on page 30 of the Proxy Statement.
(2)
Amount reported represents PSUs granted in Fiscal Year 2023 under the 2018 EIP. The shares were awarded as part of the 2023 STI and 2023 LTI to drive company results related to certain key financial metrics in 2023. Shares granted as part of the 2023 STI - PSUs vest in one installment on the first anniversary of the grant date, subject to meeting the performance criteria and the Compensation Committee certifying the Company has achieved at least the Threshold results. The fPSUs granted as part of the 2023 LTI will vest in equal installments over three years, beginning with the first anniversary of the grant date, subject to meeting the performance criteria and the Compensation Committee certifying the Company has achieved at least the Threshold results for the prior period. For more information concerning these programs, see “2023 Compensation Elements and Analysis” on page 30 of the Proxy Statement.
(3)
Amount reported represents mPSUs granted in Fiscal Year 2023 under the 2018 EIP. The shares were awarded as part of the 2023 LTI to drive company results related to TSR for the three year period January 1, 2023, through December 31, 2025. Shares granted vest in one installment on the third anniversary of the grant date, subject to meeting the performance criteria and the Compensation Committee certifying the Company has achieved at least the Threshold results. For more information concerning these programs, see “2023 Compensation Elements and Analysis” on page 30 of the Proxy Statement.
(4)
Amount reported represents RSUs granted in Fiscal Year 2023 under the 2018 EIP. One-third of the shares subject to the RSUs vest in equal installments over three years, beginning with the first anniversary of the grant date. As discussed below under “Nonqualified Deferred Compensation”, delivery of the underlying shares may be deferred to a date within 10 years of the grant date for our Canadian NEOs. Additional information on RSUs is set forth within the “Compensation Elements and Analysis” under “Long-Term Incentives” on page 34 of the Proxy Statement.

42	2024 PROXY STATEMENT

(5)
Amounts represent the grant date fair value of the RSUs and/or PSUs based on the closing price of our Common Stock as reported on the NYSE of $72.93 per share on February 28, 2023, with the exception of the award for Mr. Alkharrat whose award is based on the NYSE of $63.44 per share on June 9, 2023, computed in accordance with FASB ASC Topic 718. These values have been determined based on the assumptions set forth in Note 2 to our consolidated financial statements included in the 2023 Annual Report.
(6)
Amount reported represents aggregate awarded to Mr. Alkharrat under the 2023 MIP and his 2023 SIP. Mr. Alkharrat's threshold, target, and maximum payouts under the 2023 MIP were $14,206, $85,068, and $142,064, respectively, payable in cash only. The threshold and target under his 2023 SIP were $0 and $255,205, respectively. There is no earning cap on the 2023 SIP.
(7)
For additional information regarding the Holdridge PSU, please refer to footnote (8) of the "Outstanding Equity Awards as of December 31, 2023" table below.

Outstanding Equity Awards as of December 31, 2023

The following table sets forth certain information about outstanding equity awards held by our NEOs as of December 31, 2023.

			Stock Option Awards (1) (3)					Stock Awards (2) (3)
Name	Type of Award	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Number of unearned shares or units of stock that have not vested (#)	Market value of unearned shares or units of stock that have not vested ($)
Mr. Ossip	STI - PSU(4)	2/28/2023	--	--	--	--	--	5,088	$341,507	--	--
	fPSU(5)	2/28/2023	--	--	--	--	--	18,570	$1,246,418	45,706	$3,067,787
	RSU	2/28/2023	--	--	--	--	--	68,558	$4,601,613	--	--
	mPSU(6)	2/28/2023	--	--	--	--	--	27,423	$1,840,632	--	--
	PSU	2/24/2022	--	--	--	--	--	35,282	$2,368,128	--	--
	RSU	2/24/2022	--	--	--	--	--	42,355	$2,842,868	--	--
	PSU	3/8/2021	--	--	--	--	--	9,265	$621,867	--	--
	SO	3/8/2021	113,465	113,466	--	$80.95	3/8/2031	--	--	--	--
	PSO(7)	5/8/2020	--	750,000	750,000	$65.26	--	--	--	--	--
	SO	5/8/2020	241,300	80,434	--	$65.26	5/8/2030	--	--	--	--
	SO	3/20/2019	1,750,000	--	--	$49.93	3/20/2029	--	--	--	--
	SO	2/8/2019	10,390	--	--	$44.91	2/8/2029	--	--	--	--
	SO	4/26/2018	858,697	--	--	$22.00	4/26/2028	--	--	--	--
Mr. Alkharrat	RSU	6/9/2023	--	--	--	--	--	78,814	$5,289,996	--	--
Mr. Armstrong	STI - PSU(4)	2/28/2023	--	--	--	--	--	2,801	$188,003	--	--
	fPSU(5)	2/28/2023	--	--	--	--	--	7,428	$498,567	18,282	$1,227,088
	RSU	2/28/2023	--	--	--	--	--	27,423	$1,840,632	--	--
	mPSU(6)	2/28/2023	--	--	--	--	--	8,227	$552,196	--	--
	PSU	2/24/2022	--	--	--	--	--	11,760	$789,331	--	--
	RSU	2/24/2022	--	--	--	--	--	14,118	$947,600	--	--
	PSU	3/8/2021	--	--	--	--	--	6,177	$414,600	--	--
	RSU	3/8/2021	--	--	--	--	--	6,177	$414,600	--	--
	SO	5/8/2020	80,433	26,811	--	$65.26	5/8/2030	--	--	--	--
	SO	2/8/2019	50,000	--	--	$44.91	2/8/2029	--	--	--	--
	SO	2/8/2019	2,301	--	--	$44.91	2/8/2029	--	--	--	--
Mr. Holdridge	STI - PSU(4)	2/28/2023	--	--	--	--	--	2,696	$180,956	--	--
	fPSU(5)	2/28/2023	--	--	--	--	--	7,428	$498,567	18,282	$1,227,088
	RSU	2/28/2023	--	--	--	--	--	27,423	$1,840,632	--	--
	mPSU(6)	2/28/2023	--	--	--	--	--	8,227	$552,196	--	--
	PSU(8)	2/28/2023	--	--	--	--	--	11,655	$782,284	--	--
	PSU	2/24/2022	--	--	--	--	--	11,760	$789,331	--	--
	RSU	2/24/2022	--	--	--	--	--	14,118	$947,600	--	--
	PSU	3/8/2021	--	--	--	--	--	3,088	$207,267	--	--
	RSU	3/8/2021	--	--	--	--	--	3,088	$207,267	--	--
	SO	2/28/2020	49,160	16,387	--	$70.73	2/28/2030	--	--	--	--
Ms. Turner	SO(9)	3/8/2021	66,062	--	--	$80.95	2/10/2024	--	--	--	--
Ms. Heuland	STI - PSU(4)	2/28/2023	--	--	--	--	--	2,396	$160,820	--	--
	fPSU(5)	2/28/2023	--	--	--	--	--	4,642	$311,571	11,426	$766,913
	RSU	2/28/2023	--	--	--	--	--	17,139	$1,150,370	--	--
	mPSU(6)	2/28/2023	--	--	--	--	--	5,141	$345,064	--	--
	PSU	2/24/2022	--	--	--	--	--	9,800	$657,776	--	--
	RSU	2/24/2022	--	--	--	--	--	11,765	$789,667	--	--

43	2024 PROXY STATEMENT

(1)
All stock options have a 10-year term. For all stock options other than Mr. Ossip’s performance-based stock option, as described in footnote (7) below, twenty-five percent (25%) of the shares subject to the stock option vest in equal installments over four years, beginning with the first anniversary of the grant date.
(2)
One-third of the shares subject to the RSUs vest in equal installments over three years, beginning with the first anniversary of the grant date. As discussed below under “Nonqualified Deferred Compensation” delivery of the underlying shares may be deferred to a date within 10 years of the grant date for our Canadian NEOs. There is no public market for the RSUs. For purposes of this disclosure, we have valued the RSUs as of December 29, 2023, based on the then fair market value of our Common Stock of $67.12 per share.

(3)
Stock options and RSUs granted prior to 2021 include an acceleration of vesting provision; such that upon the consummation of a change of control of the Company, the options and RSUs shall fully vest, provided the individual is providing service to Dayforce or any subsidiary at the time of consummation of such event. Stock options and RSUs granted on or after March 8, 2021, include a “double trigger” acceleration of vesting provision; such that upon the consummation of a change of control of the Company in which the acquirer assumes and converts the shares into acquirer stock and the NEO is involuntarily terminated without cause within 12 months of the effective date of change of control, the options and RSUs shall fully vest, provided the individual is providing service to Dayforce or any subsidiary at the time of consummation of such event.

(4)
Amount reported represents STI - PSUs granted in Fiscal Year 2023 under the 2018 EIP. The shares were awarded as part of the 2023 STI to drive company results related to certain key financial metrics in 2023 which were (1) Cloud Revenue, (2) Adjusted EBITDA, (3) Sales PEPM ACV, and (4) Individual Performance Goals for certain executives. The number of PSUs outlined in the table were split as follows:

•
33 1/3% Cloud Revenue, 33 1/3% Adjusted EBITDA, and 33 1/3% Sales PEPM ACV for Mr. Ossip.
•
18.75% Cloud Revenue, 18.75 Adjusted EBITDA, 43.75% Sales PEPM ACV, and 18.75% Individual Performance Goals for Messrs. Armstrong and Holdridge.
•
25% Cloud Revenue, 25% Adjusted EBITDA, 25% Sales PEPM ACV, and 25% Individual Performance Goals for Ms. Heuland.

There is no public market for the STI - PSUs. For purposes of this disclosure, we have valued the STI - PSUs as of December 29, 2023, based on the then fair market value of our Common Stock of $67.12 per share. The shares fully vest on the first anniversary of the grant date, subject to achieving the performance criteria. As discussed under the “Management Incentive Plan" section the STI - PSU metrics achieved at 84.33% of target.

This results in the following for Mr. Ossip:

•
For the grant of 6,034 PSUs to Mr. Ossip, 5,088 shares were achieved and vested on February 28, 2024.

The PSU metrics achieved 70.88%, 68.74%, and 88.25% respectively for Messrs. Armstrong and Holdridge, and Ms. Heuland when factoring in performance against their individual performance against goals and different weightings for each of their respective STI targets.

•
For the grant of 3,952 PSUs to Mr. Armstrong, 2,801 shares were achieved and vested on February 28, 2024.
•
For the grant of 3,922 PSUs to Mr. Holdridge, 2,696 shares were achieved and vested on February 28, 2024.
•
For the grant of 2,715 PSUs to Ms. Heuland, 2,396 shares were achieved and vested on February 28, 2024.
(5)
Amount reported represents fPSUs granted in Fiscal Year 2023 under the 2018 EIP. The shares were awarded as part of the 2023 LTI to drive company results related to certain key financial metrics which were (1) Cloud Recurring Revenue, (2) Adjusted Cloud Recurring Gross Margin, and (3) Sales PEPM ACV. The number of fPSUs outlined in the table were equally split between the three financial metrics based on achievement of the metric at target performance. There is no public market for the PSUs. For purposes of this disclosure, we have valued the fPSUs as of December 29, 2023, based on the then fair market value of our Common Stock of $67.12 per share. The shares vest in equal installments on the first three anniversaries of the grant date, subject to achieving the one-year performance criteria for the prior period. As discussed under “Long-Term Incentive,” the PSU metrics achieved at 81.26% of target, resulting in:
•
For the grant of 68,558 fPSUs to Mr. Ossip, 18,570 shares were achieved and vested on February 28, 2024, with the remaining 45,706 shares subject to vest based on February 28, 2025, and February 28, 2026, based on 2024 and 2025 performance, respectively.
•
For the grant of 27,432 PSUs to Mr. Armstrong, 7,428 shares were achieved and vested on February 28, 2024, with the remaining 18,282 shares subject to vest based on February 28, 2025, and February 28, 2026, based on 2024 and 2025 performance, respectively.
•
For the grant of 27,432 PSUs to Mr. Holdridge, 7,428 shares were achieved and vested on February 28, 2024, with the remaining 18,282 shares subject to vest based on February 28, 2025, and February 28, 2026, based on 2024 and 2025 performance, respectively.
•
For the grant of 17,139 PSUs to Ms. Heuland, 4,642 shares were achieved and vested on February 28, 2024, with the remaining shares forfeited as a result of her separation from Dayforce.

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(6)
Amount reported represents mPSUs granted in Fiscal Year 2023 under the 2018 EIP. The shares were awarded as part of the 2023 LTI to align the interests of executive officers and stockholders related to TSR performance relative to the S&P 1500 Application Software Index for the three-year performance period from January 1, 2023, through December 31, 2025. The mPSUs fully vest on the third anniversary of the grant date, contingent upon achievement of the mPSU goal. The mPSU has a potential threshold payout of 50% for achieving the 25th percentile rTSR; a target payout of 100% for achieving the 50th percentile rTSR; an above target payout of 150% for achieving the 75th percentile rTSR; and a maximum payout of 200% for achieving the 90th percentile of the TSR peer group. Actual achievement will be certified by the Compensation Committee or the Board in 2026 after completion of the three-year performance period. There is no public market for the mPSUs. For purposes of this disclosure, we have valued the mPSUs as of December 29, 2023, based on the then fair market value of our Common Stock of $67.12 per share.
(7)
Mr. Ossip received 1,500,000 performance-based stock option shares (the "Option Shares"), whereas 750,000 shares are eligible to vest when the Company’s per share closing price meets or exceeds a stock price threshold of $110.94 (1.7 times the exercise price), for ten consecutive trading days, and the remaining 750,000 shares are available to vest when the Company’s per share closing price meets or exceeds a stock price threshold of $130.52 (2.0 times the exercise price) for ten consecutive trading days. If a stock price threshold is met on or before the third anniversary of the grant date, then the vesting of the Option Shares eligible to vest under the stock price threshold will occur on the third anniversary of the grant date. If a stock price threshold is met after the third anniversary of the grant date and on or before the fifth anniversary of the grant date, then vesting of the Option Shares eligible to vest under the stock price threshold will occur on the date the stock price threshold is met. If the stock price threshold is not met on or prior to the fifth anniversary of the grant date, then the option terminates as to any Option Shares eligible to vest under the unmet stock price threshold. Vesting is cliff based and no more than a total of 1,500,000 Option Shares may vest pursuant to the option. The first threshold of the performance-based stock option award was met, as beginning September 23, 2021, the share closing price met or exceeded $110.94 for 10 consecutive trading days. Therefore 750,000 shares vested on May 8, 2023.
(8)
As a result of the Company’s failure to achieve the threshold level of performance, the Holdridge PSU award was subsequently deemed forfeited by action of the Compensation Committee.
(9)
Ms. Turner's unexercised stock option award subsequently expired 90 days after her departure from the Company on November 10, 2023.

Stock Option Exercises and Stock Vested in Fiscal 2023

The following table shows the number of shares acquired and the value realized upon the exercise of stock options or the vesting of stock awards during Fiscal Year 2023.

Name	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)		Value realized on vesting(2) ($)
Mr. Ossip	-	-	65,323	(3)	$4,594,218
Mr. Alkharrat	-	-	-		-
Mr. Armstrong	-	-	55,035		$3,910,242
Mr. Holdridge	-	-	31,644		$2,241,209
Ms. Turner	69,668	$1,620,717	68,620	(4)	$4,883,998
Ms. Heuland	-	-	34,802		$2,384,809
(1)
Value realized is the amount by which the stock price on exercise date exceeded the option exercise price, multiplied by the number of shares exercised.
(2)
Value realized equals the closing price of our Common Stock on the NYSE on the vesting date multiplied by the number of shares vested.
(3)
Represents 65,323 RSUs which vested but where the issuance of the underlying shares of Common Stock was deferred, which Mr. Ossip can convert to issued shares of Common Stock at any time prior to the date that is 10 years after the applicable grant date. These are also reflected under the Nonqualified Deferred Compensation in Fiscal Year 2023 table below.
(4)
Represents 68,620 RSUs which vested but where the issuance of the underlying shares of Common Stock was deferred, which Ms. Turner can convert to issued shares of Common Stock at any time prior to the date that is 10 years after the applicable grant date. These are also reflected under the Nonqualified Deferred Compensation in Fiscal Year 2023 table below.

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Nonqualified Deferred Compensation in Fiscal Year 2023

The following table sets forth certain information about vested RSUs in Fiscal Year 2023 for which the issuance of the underlying shares of Common Stock has been deferred by the NEOs who are Canadian residents pursuant to the terms of the 2018 EIP and the underlying RSU award agreement. All amounts reported below are deferrals of the issuance of shares of Common Stock from the vested RSU awards disclosed above under “Compensation Elements” and are not in addition to any RSU awards previously disclosed.

Name	Executive contributions in last FY ($)(1)	Aggregate earnings in last FY ($)(2)	Aggregate withdrawals/distributions ($)	Aggregate balance at last FYE ($)(3)
Mr. Ossip	$4,384,480	$1,601,650	—	$40,580,685
Ms. Turner	$4,605,774	$303,053	—	$11,454,565
(1)
There is no public market for the RSUs. For purposes of this disclosure, we have valued the RSUs as of December 29, 2023, based on the then-fair market value of our Common Stock of $67.12 per share. Represents 65,323 vested RSUs where the issuance of the underlying shares of Common Stock were deferred, which Mr. Ossip can convert to issued shares of Common Stock at any time prior to the date that is 10 years after the applicable grant date. Represents 68,620 vested RSUs where the issuance of the underlying shares of Common Stock were deferred, which Ms. Turner can convert to issued shares of Common Stock at any time prior to the date that is 10 years after the applicable grant date. These contributions are not included in the Summary Compensation Table.
(2)
Reflects earnings or losses on the value of shares deferred upon the vesting of RSUs, which consists solely of changes in the stock price of the NEOs' deferred restricted stock units in 2023. These earnings are not included in the Summary Compensation Table.
(3)
Represents an aggregate of 604,599 vested RSUs held by Mr. Ossip where the issuance of the underlying shares of Common Stock were deferred, which Mr. Ossip can convert to shares of Common Stock at any time prior to the date that is 10 years after the applicable grant date. Represents an aggregate of 170,658 vested RSUs held by Ms. Turner where the issuance of the underlying shares of Common Stock were deferred, which Ms. Turner can convert to shares of Common Stock at any time prior to the date that is 10 years after the applicable grant date. These holdings are not included in the Summary Compensation Table.

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Potential Payments Upon Termination or Change in Control

Our NEOs are entitled to receive severance payments upon termination of employment, or a termination of employment in connection with a change in control as provided in their respective employment agreements, as further described below in “Agreements with our NEOs.” In addition, certain equity awards may be accelerated upon a change of control, as further described above in “Outstanding Equity Awards as of December 31, 2023.” The table below presents the estimated value of payments and benefits that each NEO would have been entitled to receive if the specified triggering event had occurred on December 31, 2023. Unless otherwise noted below, all payments are to be made in a lump sum upon or shortly after the applicable termination.

Name / Triggering Event		Severance Payment(1)	Health/ Life(2)	Outplacement Services(3)	Accelerated Vesting of Equity Awards(4)	Totals
Mr. Ossip
•	Change in Control Without Termination(5)	$—	$—	$—	$18,421,327	$18,421,327
•	Termination Without Cause or Resignation for Good Reason, After Change in Control	$3,866,455	$2,037	$9,057	$18,421,327	$22,298,876
•	Termination Without Cause or Resignation for Good Reason, with no Change in Control	$3,866,455	$2,037	$9,057	$16,737,827	$20,615,376
•	Termination due to Death	$1,600,000	$—	$—	$18,421,327	$20,021,327
•	Termination due to Disability	$800,000	$—	$—	$1,395,000	$2,195,000

Mr. Alkharrat
•	Change in Control Without Termination	$—	$—	$—	$5,289,996	$5,289,996
•	Termination Without Cause, After Change in Control	$1,350,000	$20,347	$10,000	$5,289,996	$6,670,343
•	Termination Without Cause, with no Change in Control	$1,350,000	$20,347	$10,000	$3,526,619	$4,906,966
•	Termination due to Death	$600,000	$—	$—	$5,289,996	$5,889,996
•	Termination due to Disability	$600,000	$—	$—	$—	$600,000

Mr. Armstrong
•	Change in Control Without Termination	$—	$—	$—	$6,849,393	$6,849,393
•	Termination Without Cause or Resignation for Good Reason, After Change in Control	$1,506,500	$10,173	$10,000	$6,849,393	$8,376,066
•	Termination Without Cause or Resignation for Good Reason, with no Change in Control	$1,506,500	$10,173	$10,000	$6,185,981	$7,712,654
•	Termination due to Death	$524,000	$—	$—	$6,849,393	$7,373,393
•	Termination due to Disability	$524,000	$—	$—	$—	$524,000

Mr. Holdridge
•	Change in Control Without Termination	$—	$—	$—	$7,167,208	$7,167,208
•	Termination Without Cause, After Change in Control	$1,690,000	$9,885	$10,000	$7,167,208	$8,877,093
•	Termination Without Cause, with no Change in Control	$1,690,000	$9,885	$10,000	$6,553,664	$8,263,549
•	Termination due to Death	$520,000	$—	$—	$7,167,208	$7,687,208
•	Termination due to Disability	$520,000	$—	$—	$—	$520,000

Ms. Heuland
•	Change in Control Without Termination	$—	$—	$—	$4,093,246	$4,093,246
•	Termination Without Cause, After Change in Control	$1,320,000	$10,215	$10,000	$4,093,246	$5,433,461
•	Termination Without Cause, with no Change in Control	$1,320,000	$10,215	$10,000	$3,709,790	$5,050,004
•	Termination due to Death	$360,000	$—	$—	$4,093,246	$4,453,246
•	Termination due to Disability	$360,000	$—	$—	$—	$360,000
(1)
In the event of a termination without “cause” or resignation for "good reason", each individual would receive the following lump sum payments:
•
Mr. Ossip, 24 months of base salary, plus two times the average STI payment paid to Mr. Ossip for the immediately preceding two years, plus a lump sum payment equal to a pro-rated portion of the executive’s MIP at target.
•
Mr. Alkharrat, a lump sum payment equity to 12 months of base salary and incentive plan payment at the annual target amount, plus a lump sum payment equal to a pro-rated portion of the executive's MIP at target.
•
Mr. Armstrong, for 0 to 7 full years of employment, 12 months of base salary, for 8 through 14 full years of employment, 15 months of base salary, and for more than 14 full years of employment, 18 months of base salary, plus a lump sum payment equal to a pro-rated portion of the executive’s MIP at target, if any, to which he would have become entitled for the fiscal year in which his termination occurs.
•
Mr. Holdridge, 12 months of base salary and annual incentive plan payment at the annual target amount, plus a lump sum payment equal to a pro-rated portion of executive’s MIP at target. The Board approved an amendment to Mr. Holdridge's employment agreement on February 28, 2023, following his promotion to President, Customer and Revenue Operations, which included a provision providing for the above lump sum payments to Mr. Holdridge in the case of resignation for “good reason.”

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•
Ms. Heuland, 12 months of base salary, plus the STI payment at the annual target amount, plus a pro-rata cash payment of the executive’s MIP at target.

In the event of a termination due to death or disability, Ms. Heuland and Messrs. Ossip, Alkharrat, Armstrong, and Holdridge would receive a pro-rated STI payment at the annual target amount, if any, to which the executive would otherwise have become entitled for the fiscal year in which their death or disability occurs had the executive remained continuously employed for the full fiscal year. Additionally, in the event of a termination due to death, Mr. Ossip would receive a lump sum payment equal to 12 months of his base salary.

In October 2023, Ms. Turner submitted her resignation from her role as Co-Chief Executive Officer, effective as of November 10, 2023; therefore, she is not entitled to receive severance payments upon termination of employment, or a termination of employment in connection with a change in control. Ms. Turner did not receive severance benefits or payments upon termination, with the exception of a Time Away From Work (TAFW) payout in the amount of $163,069.

(2)
Mr. Ossip would receive continuation of certain employment related benefits for the period prescribed under the Employment Standards Act (Ontario). Dayforce will cover the cost of COBRA continuation for each of Ms. Heuland and Messrs. Armstrong and Holdridge for a period of up to six months, and for Mr. Alkharrat for a period of up to twelve months following the termination date or until they are no longer eligible for COBRA continuation coverage, whichever is earlier. In the case of Mr. Ossip, amounts shown were converted to U.S. dollars from Canadian dollars based on the exchange rate of $1.3250 Canadian dollars per U.S. dollar as of December 31, 2023.
(3)
Mr. Ossip is eligible to receive reasonable executive-level outplacement services for a period of up to 12 months, not to exceed $12,000 CAD (or $9,057 USD based on the exchange rate of $1.3250 Canadian dollars per U.S. dollar as of December 31, 2023). Each of Ms. Heuland and Mr. Armstrong are eligible to receive reasonable executive-level outplacement services for a period up to 12 months following termination in an amount not to exceed $10,000. Messrs. Alkharrat and Holdridge are eligible to receive reasonable executive-level outplacement services through Dayforce’s preferred provider of such services; for purposes of this disclosure, we have estimated those services to be $10,000.
(4)
Pursuant to the 2018 EIP and grants made prior to 2021, stock options, RSUs, and PSUs will fully vest upon consummation of a change in control or upon an individual’s termination of service due to death, subject to the individual’s continued service through such date. Messrs. Ossip and Armstrong hold outstanding equity awards granted prior to 2021 that provide for such single trigger acceleration. Pursuant to the 2018 EIP and grants made in or after 2021, stock options, RSUs, and PSUs will fully vest only if the awards are not assumed by the acquirer upon consummation of a change in control or upon an individual’s termination of service due to death, subject to the individual’s continued service through such date. For change in control, values assume no assumption by the acquirer of unvested awards. Additionally, grants made in or after 2021 will have accelerated vesting in the case of an involuntary termination or termination with good reason for awards that would vest within 18 months from the date of termination. Amounts presented for the vesting of stock options, RSUs, and PSUs are calculated based on $67.12 per share, the closing price of our Common Stock on the NYSE on December 29, 2023.
(5)
Mr. Ossip holds performance stock options where only the portion that has met the specified price hurdles would have accelerated vesting due to death or disability. All performance stock options would vest for other terminating events, with the exception of termination for "cause" or resignation without "good reason."

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Agreements with our NEOs

General

We are party to employment agreements with each of our current NEOs. In addition to the items discussed, each of our current NEOs participates in the employee health and welfare, retirement, and other employee benefits programs offered generally from time to time by us to our senior executive employees based on the location of their employment.

David D. Ossip

In April 2012, we entered into an employment agreement with David D. Ossip, our Chair and Chief Executive Officer. Mr. Ossip’s 2023 base salary and incentive compensation arrangements are discussed in the CD&A above.

Samer Alkharrat

In June 2023, we entered into an employment agreement with Samer Alkharrat, our Executive Vice President, Chief Revenue Officer. Mr. Alkharrat’s 2023 base salary and incentive compensation arrangements are discussed in the CD&A above.

Christopher R. Armstrong

In May 2019, we entered into an employment agreement with Christopher R. Armstrong, in connection with his appointment as Executive Vice President, Chief Operating Officer, the position he now holds again as of February 23, 2022, after having served as Executive Vice President, Chief Customer Officer for approximately two years. Mr. Armstrong’s 2023 base salary and incentive compensation arrangements are discussed in the CD&A above.

Stephen H. Holdridge

In December 2019, we entered into an employment agreement with Stephen H. Holdridge, in connection with his employment as Global Head of Services. In February 2023, we entered into an amended and restated employment agreement with Mr. Holdridge, reflecting his appointment as President, Customer and Revenue Operations. Mr. Holdridge’s 2023 base salary and incentive compensation arrangements are discussed in the CD&A above.

Leagh E. Turner

In February 2022, we entered into an amended and restated employment agreement with Leagh E. Turner, our former Co-Chief Executive Officer. Ms. Turner’s 2023 base salary and incentive compensation arrangements are discussed in the CD&A above. Ms. Turner resigned as Co-Chief Executive Officer and as a member of the Board of Directors of the Company effective on November 10, 2023.

Noémie C. Heuland

In September 2020, we entered into an employment agreement with Noémie C. Heuland, our former Executive Vice President, Chief Financial Officer. Ms. Heuland resigned as Executive Vice President, Chief Financial Officer effective December 31, 2023. In connection with her resignation, in December 2023, we entered into a consulting agreement with Ms. Heuland to provide advisory services to the Company related to the chief financial officer transition from January 1, 2024, until March 1, 2024. Pursuant to the consulting agreement, Ms. Heuland provided consulting services as requested from time to time by us at a rate not to exceed $2,300 per day for the period. Ms. Heuland's consulting agreement provided for continued vesting of her STI and LTI equity awards through the consulting period, as further described in the Summary Compensation Table on page 40 of this Proxy Statement. Ms. Heuland’s 2023 base salary and incentive compensation arrangements are discussed in the CD&A above.

Termination of Agreements

The agreements with our NEOs provide that we may terminate our agreements with our NEOs immediately, and our NEOs may terminate their agreements with 90 days’ prior written notice. Further, we may terminate an NEO’s relationship with us for death, “disability,” or with or without “cause,” as defined in their respective agreements. Messrs. Ossip, Holdridge, Armstrong, and Alkharrat may resign with prior written notice for “good reason.” The

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amounts that could be paid to the NEOs under various termination situations, and an explanation of the applicable calculations, are set forth under “Potential Payments Upon Termination or Change in Control” above.

Restrictive Covenants

Pursuant to a separate amended and restated restrictive covenant agreement, which we entered into in March 2017, Mr. Ossip has agreed that subsequent to any termination, he will not engage in, consult for, or own more than 5% of any business that is similar to that of our business in any country in which we do business for a period of 24 months subsequent to such termination. We may elect to extend such restriction period by a total of either 12 months or 24 months, provided we pay Mr. Ossip a lump sum equal to his prior year’s base salary, plus $800,000, for each year the restriction period is extended.

The agreements with our other NEOs contain non-competition and non-solicitation provisions that apply during employment and for a certain period of time thereafter: (1) Ms. Turner and Mr. Armstong, 18 months; and (2) Ms. Heuland and Messrs. Holdridge and Alkharrat, 12 months.

All employment agreements include perpetual confidentiality provisions, as well as provisions relating to assignment of inventions. Each of the employment agreements and Mr. Ossip’s restrictive covenant agreement include a non-disparagement provision.

CEO Pay Ratio

In accordance with the requirements set forth by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the ratio of the total annual compensation of our Chair and Chief Executive Officer and our former Co-Chief Executive Officer to the total annual compensation of our median employee. For Fiscal Year 2023, an estimate of the ratio of Mr. Ossip’s total annual compensation to that of our median employee’s total annual compensation is 197:1, and is based on Mr. Ossip’s total annual compensation of $13,591,865. For Ms. Turner, who left the organization in November 2023, an estimate of the ratio of her total annual compensation to that of the median employee is 193:1, and is based on Ms. Turner's total annual compensation of $13,316,374, through her departure in November 2023. The “total compensation” figures for Mr. Ossip and Ms. Turner reflect the aggregate grant date fair value of stock awards granted to them during Fiscal Year 2023, which may not necessarily reflect the actual value, if any, that they realize from such awards. For example, because Ms. Turner forfeited all of her 2023 stock awards upon her resignation in November 2023, she realized no value from these awards. The total annual compensation of our median employee for Fiscal Year 2023 of $69,111.

We believe this ratio is a reasonable estimate, calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described below. The median employee used for the Fiscal Year 2023 analysis is a Software Developer who works in Canada.

Since there have been no significant changes to our employee population or employee compensation programs during Fiscal Year 2023 that would affect our pay ratio disclosure, we used the same median employee disclosed in last year's Proxy Statement, as permitted by SEC rules. In determining that it was still appropriate to utilize our 2022 fiscal year's median employee for Fiscal Year 2023, we considered that there were no material changes to that employee’s job description or compensation structure during Fiscal Year 2023.

As disclosed in our 2023 Proxy Statement, our determination of which employee was the median employee was based on compensation data for the active global workforce as of October 1, 2022 (the “Determination Date”), which consisted of 8,430 workers (excluding Mr. Ossip and Ms. Turner), inclusive of full-time, part-time, and temporary workers. We ranked the relevant global workforce based on annual earnings, which included the following elements for the 12-month period preceding the Determination Date:

•
Annualized base salary
•
Overtime pay
•
Actual cash STI or other bonus compensation paid
•
Actual commissions paid
•
The grant date fair market value of equity awards granted

The SEC rules for identifying the median employee and calculating the pay ratio based on the employees’ annual total compensation allows companies to adopt a variety of methodologies and to make reasonable estimates and assumptions that reflect their compensation practices. We believe our methodology provides reasonable estimates

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calculated in a method consistent with the pay ratio disclosure requirements. Pay ratio reported by other companies may not be comparable to the pay ratio as reported above as other companies may have different compensation practices and utilize alternative estimates, exclusions, assumptions, and methodologies based on their own unique circumstances.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company.

Year	Summary Compensation Table Total for PEO ($)(1)(3)	Summary Compensation Table Total for PEO #2 ($)(2)(3)	Compensation Actually Paid to PEO ($)(1)(3)	Compensation Actually Paid to PEO #2 ($)(2)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(3)(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(3)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income ($mm)	Cloud Revenue ($mm)(6)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)
2023	$13,591,865	$13,316,374	$12,808,746	$1,958,141	$5,494,164	$4,914,594	$103	$187	$55	$1,408
2022	$10,551,606	$10,553,341	-$98,989,543	-$5,002,373	$4,619,071	$551,052	$95	$114	-$78	$1,016
2021	$10,626,701	--	$174,858	--	$3,955,839	$5,173,330	$154	$175	-$75	$804
2020	$32,998,933	--	$171,576,972	--	$3,260,400	$10,998,682	$157	$148	-$4	$729

(1)
Reflects compensation for our Co-Chief Executive Officer, David D. Ossip, who served as our Principal Executive Officer ("PEO") in 2020, 2021, 2022, and 2023.
(2)
Reflects compensation for our second Co-Chief Executive Officer, Leagh E. Turner, who served as our second Principal Executive Officer ("PEO #2") in 2022 and 2023.
(3)
Summary Compensation Table totals and compensation actually paid for 2022 differ from those published in our 2023 Proxy Statement. These differences are the result of changes to the underlying inputs and assumptions aligned with SEC rules.
(4)
Reflects compensation for Noémie C. Heuland, Leagh E. Turner, Christopher R. Armstrong, Scott A. Kitching, Arthur Gitajn, and Ozzie J. Goldschmied in 2020, Noémie C. Heuland, Leagh E. Turner, Christopher R. Armstrong, and Rakesh Subramanian in 2021, Noémie C. Heuland, Christopher R. Armstrong, Joseph B. Korngiebel, and Stephen H. Holdridge in 2022, and Noémie C. Heuland, Christopher R. Armstrong, Stephen H. Holdridge, and Samer Alkharrat in 2023, as shown in the Summary Compensation Table for each respective year.
(5)
Peer Group used for TSR comparisons reflects the S&P Composite 1500 Application Software (Sub Index).
(6)
Cloud Revenue is a GAAP measure, presented on a constant currency basis, that primarily includes revenue generated from solutions that are delivered via two Cloud offerings, Dayforce and Powerpay, adjusted to exclude significant acquisitions or disposals (subject to Board approval). Float revenue is included based on an average budget yield rate and actual volume.

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To calculate “compensation actually paid” for David D. Ossip and Leagh E. Turner, and other NEOs, the following adjustments were made to the Summary Compensation Table total pay. The 2022 amounts in the tables below differ from those published in our 2023 Proxy Statement. These differences are the result of changes to the underlying inputs and assumptions, aligned with SEC rules.

Deductions and Additions to Summary Compensation Table Totals

Year	Summary Compensation Table Total ($)	Deductions from Summary Compensation Table Total Pay ($)(1)	Additions To Summary Compensation Table Total Pay ($)	Compensation Actually Paid ($)
David D. Ossip, Co-Chief Executive Officer serving as PEO
2023	$13,591,865	-$12,439,889	$11,656,770	$12,808,746
2022	$10,551,606	-$9,399,991	-$100,141,158	-$98,989,543
2021	$10,626,701	-$9,399,974	-$1,051,869	$174,858
2020	$32,998,933	-$31,689,911	$170,267,950	$171,576,972
Leagh E. Turner,(2) Co-Chief Executive Officer serving as PEO #2
2023	$13,316,374	-$12,439,889	$1,081,656	$1,958,141
2022	$10,553,341	-$9,399,991	-$6,155,723	-$5,002,373
Average for other Named Executive Officers indicated above
2023	$5,494,164	-$4,674,218	$4,094,647	$4,914,594
2022	$4,619,071	-$3,809,042	-$258,977	$551,052
2021	$3,955,839	-$3,042,685	$4,260,176	$5,173,330
2020	$3,260,400	-$2,522,139	$10,260,421	$10,998,682

(1)
Deductions from Summary Compensation Table reflects Option Awards and Stock Awards columns of the Summary Compensation Table.
(2)
Leagh E. Turner was added as Co-CEO and therefore PEO #2 in 2022 and 2023. Her compensation details are included in the average for other Named Executive Officers for 2020 and 2021.

Additions to Summary Compensation Table

David D. Ossip, Co-Chief Executive Officer serving as PEO
Year	YE Value of Current Year Awards Outstanding as of YE	+	Change in Value as of YE for Prior Year Awards Outstanding as of YE	+	Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year	=	Value of Equity for CAP Purposes
2023	$10,664,741	+	$2,713,896	+	-$1,721,867	=	$11,656,770
2022	$7,772,346	+	-$73,518,436	+	-$34,395,068	=	-$100,141,158
2021	$15,503,397	+	$7,211,679	+	-$23,766,945	=	-$1,051,869
2020(1)	$104,843,073	+	$87,875,480	+	-$22,450,603	=	$170,267,950
Leagh E. Turner,(2) Co-Chief Executive Officer serving as PEO #2
2023	$0	+	$533,086	+	$548,570	=	$1,081,656
2022	$7,772,346	+	-$7,735,255	+	-$6,192,814	=	-$6,155,723
Average for other Named Executive Officers indicated above
2023	$3,786,358	+	$104,136	+	$204,153	=	$4,094,647
2022	$3,204,538	+	-$1,920,435	+	-$1,543,080	=	-$258,977
2021	$4,315,723	+	$209,263	+	-$264,809	=	$4,260,176
2020(1)	$5,292,803	+	$4,912,369	+	$55,249	=	$10,260,421

(1)
PSU Awards granted on February 28, 2020, did not meet performance conditions to vest and were forfeited in February of 2021. These awards have $0 CAP values and are not included in the table above.
(2)
Leagh E. Turner was added as Co-CEO and therefore PEO #2 in 2022. Her compensation details are included in the average for other Named Executive Officers for 2020 and 2021.

52	2024 PROXY STATEMENT

The equity awards included above are comprised of performance share units, restricted share units, and stock options granted from 2016 through 2022. The following assumptions underpin the fair value calculations.

Compensation Actually Paid Versus Company Performance

The following graphs show the compensation actually paid to Mr. Ossip and Ms. Turner, and the average amount of compensation actually paid to our NEOs as a group (excluding our PEOs) during the periods presented.

Compensation Actually Paid and Cumulative TSR

Compensation Actually Paid and Net Income

53	2024 PROXY STATEMENT

Compensation Actually Paid and Cloud Revenue

Tabular List of Company Performance Measures

The following table alphabetically lists the financial performance measures we believe are most important in linking compensation actually paid to the Company’s NEOs to the Company’s performance during 2023.

1)
Adjusted Cloud Recurring Gross Margin
2)
Adjusted EBITDA
3)
Cloud Annual Recurring Revenue
4)
Cloud Revenue
5)
Sales PEPM ACV

Further details on these measures and how they feature in our compensation plans can be found in our CD&A.

54	2024 PROXY STATEMENT

PROPOSAL TWO Advisory Vote on the Compensation of Dayforce’s Named Executive Officers

We are asking our stockholders to approve, on an advisory basis, the compensation of Dayforce’s NEOs as disclosed in the CD&A, the accompanying compensation tables, and the related narrative disclosure beginning on page 24 of this Proxy Statement, pursuant to the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the accompanying compensation tables, and the related narrative disclosure.

The Board recommends a vote “FOR” this resolution because it believes that the policies and practices described in the CD&A are effective in achieving the Company’s goals of linking pay to executive performance and levels of responsibility, encouraging our executive officers to remain focused on both short-term and long-term financial and strategic goals of the Company, and linking executive performance to the creation of stockholder value as reflected in the “Executive Summary” of the CD&A section above.

Recommendation of the Board:

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF NEO COMPENSATION.

55	2024 PROXY STATEMENT

PROPOSAL THREE Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2024

Our Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, and is involved in the selection of the firm’s lead engagement partner who is subject to a mandatory, regular rotation and who may provide services to our Company for a maximum of five consecutive years.

In selecting and approving a lead engagement partner, the Audit Committee relies on relevant succession criteria established by management and the Audit Committee, interactions with prospective candidates, assessments of their professional experience, and input from our Company’s independent registered public accounting firm. The Audit Committee also engages in an annual evaluation of the independent registered public accounting firm. It considers, in particular, whether the retention of the firm is in the best interests of our Company and its stockholders, taking into account the firm’s quality of service, the firm’s institutional knowledge and experience, our Company’s global operations and businesses, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity, and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm.

After assessing the qualifications, performance, and independence of KPMG LLP (“KPMG”), which has served as our, or our predecessor’s, independent registered public accounting firm since 1958, the Audit Committee concluded that retaining KPMG as our independent registered public accounting firm for fiscal year 2024 is in the best interests of Dayforce. Therefore, the Audit Committee has appointed KPMG as our independent registered public accounting firm to audit the consolidated financial statements of Dayforce for the fiscal year ending December 31, 2024.

Although it is not required to do so, our Board is asking our stockholders to ratify KPMG’s appointment. If our stockholders do not ratify KPMG’s appointment, the Audit Committee will consider changing our independent registered public accounting firm for 2024. Whether or not stockholders ratify KPMG’s appointment, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate. KPMG has advised the Audit Committee that it is an independent accounting firm with respect to Dayforce and its affiliates in accordance with the requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”). Representatives of KPMG are expected to be present at our Annual Meeting, will have an opportunity to make a statement if they choose, and are expected to be available to respond to appropriate stockholder questions.

Audit Fees

The following table sets forth the fees billed or expected to be billed by KPMG for audit, audit-related, tax, and all other services rendered for Fiscal Years 2023 and 2022:

	2023	2022
Fee Category	(In thousands)
Audit Fees	$2,786	$2,292
Audit-Related Fees	1,842	1,642
Tax Fees	32	55
All Other Fees	—	—
Total Fees	$4,660	$3,989

Audit Fees. Consist of fees for services rendered for the audit and/or review of our consolidated financial statements. Audit fees also include fees for services rendered in connection with the filing of registration statements and other documents with the SEC, and the issuance of accountant consents and comfort letters.

56	2024 PROXY STATEMENT

Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

Tax Fees. Consist of aggregate fees for tax compliance, tax advice, and tax planning services, including the review and preparation of certain foreign income tax returns.

All Other Fees. Consist of fees billed in the indicated year for other permissible work performed by KPMG that is not included within the above category descriptions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on independence. The Audit Committee pre-approved all services performed by KPMG in Fiscal Year 2023.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

Report of the Audit Committee of the Board of Directors

The Audit Committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed our audited consolidated financial statements for Fiscal Year 2023 and met with management, as well as with representatives of KPMG, our independent registered public accounting firm, to discuss the audited consolidated financial statements. The Audit Committee also discussed with members of KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with members of KPMG its independence.

Based on these discussions, the financial statement review, and other matters it deemed relevant, the Audit Committee recommended to the Board that Dayforce’s audited consolidated financial statements for Fiscal Year 2023 be included in its Annual Report on Form 10-K for fiscal year ended December 31, 2023.

Audit Committee

Gerald C. Throop, Chair

Deborah A. Farrington

Linda P. Mantia

Andrea S. Rosen

57	2024 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information as of December 31, 2023, for our equity compensation plans approved by our stockholders. We do not have any equity compensation plans that have not been approved by our stockholders.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	11,990,734	(1)	$53.28	(2)	13,590,783	(3)
Equity compensation plans not approved by stockholders	—		—		—
Total	11,990,734	(1)	$53.28	(2)	13,590,783	(3)

(1)
This number includes (i) 139,848 shares of Common Stock subject to stock options outstanding and 500,000 shares of Common Stock subject to RSU awards outstanding under our 2013 Dayforce, Inc. Stock Incentive Plan, and (ii) 7,078,931 shares of Common Stock subject to stock options outstanding and 4,271,955 shares of Common Stock subject to RSU and PSU awards outstanding under our 2018 EIP. The number of shares subject to PSU awards outstanding in the table above reflects shares eligible to vest based on actual achievement for PSU awards for which the performance achievement has been determined as of December 31, 2023. For PSU awards for which performance achievement had not been determined as of December 31, 2023, the number of shares included in column (a) reflects achievement calculated based on 100% of target.

(2)
The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs or PSUs, since they do not have an exercise price.

(3)
Includes securities available for future issuance under the 2018 EIP other than those listed in column (a), and 1,415,089 shares of Common Stock available for issuance under our GESPP.

Equity Compensation Plan Information

Global Employee Stock Purchase Plan

Our Board adopted, and our stockholders approved, the GESPP. The GESPP authorizes the issuance of up to 2,500,000 shares of Common Stock to eligible participants through purchases via payroll deductions. The purchase price is the lower of (i) 85% of the fair market value of a share of Common Stock on the offering date (the first trading day of the offering period commencing on January 1 and concluding on December 31), or (ii) 85% of the fair market value of a share of Common Stock on the purchase date. The GESPP continues for ten years, unless terminated sooner as provided under the GESPP. A total of 1,415,089 shares remain available for issuance under the GESPP as of December 31, 2023.

Equity Incentive Plans

Our Board adopted, and our stockholders approved, the 2018 EIP, as amended, and the 2013 Dayforce, Inc. Stock Incentive Plan (the “2013 Plan”). The following is a summary of the material features of the 2018 EIP and the 2013 Plan.

2018 EIP. The 2018 EIP was adopted by our Board and approved by our stockholders in connection with our initial public offering. The 2018 EIP authorizes us to grant incentive awards to our employees, directors, and consultants. As of December 31, 2023, there are approximately 8,340 individuals (including all of our executive officers and non-employee directors) who are eligible to participate in the 2018 EIP on the basis of their services provided to us. As of December 31, 2023, a total of 30,794,332 shares of our Common Stock were approved for issuance and a total of 11,350,886 shares of our Common Stock were subject to outstanding awards under the 2018 EIP.

In 2022, our Board approved an amendment to the 2018 EIP to remove the 3% “evergreen” refresh provision that permits annual refreshment of the equity pool available for issuance under the 2018 EIP.

58	2024 PROXY STATEMENT

2013 Plan. The 2013 Plan provided for the grant of options, share awards, and other share-based awards to our directors, employees, and consultants as well as to directors, employees, and consultants of any of our subsidiaries or affiliates. A total of 639,848 shares of our Common Stock are subject to outstanding awards under the 2013 Plan as of December 31, 2023. We do not intend to grant any further awards under the 2013 Plan.

59	2024 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Common Stock

The following table shows information as of the Record Date regarding the beneficial ownership of our Common Stock by:

•
each person or group who is known by us to own beneficially more than 5% of our Common Stock;
•
each member of our Board, each director nominee, and each of our NEOs; and
•
all members of our Board, director nominees, and our executive officers as a group.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 157,516,347 shares of Common Stock outstanding as of the Record Date. Shares of Common Stock (i) issued or issuable upon exchange of the Exchangeable Shares, (ii) subject to stock options currently exercisable or exercisable within 60 days of the Record Date, and (iii) that are issuable pursuant to equity awards that are currently vested or will vest within 60 days of Record Date are deemed to be outstanding and beneficially owned by the person holding Exchangeable Shares, stock options, or equity awards for purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Unless otherwise indicated, the address for each stockholder listed below is c/o Dayforce, Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425.

Name and address of beneficial owner	Number of Shares	Percent of Total
5% Stockholders:
T. Rowe Price Associates, Inc.(1)	19,316,449	12.3%
The Vanguard Group(2)	16,822,824	10.7%
Capital International Investors(3)	16,396,559	10.4%
Select Equity Group, L.P. and George S. Loening(4)	15,010,967	9.5%
Capital Research Global Investors, a division of Capital Research and Management Company(5)	14,183,214	9.0%
BlackRock, Inc.(6)	10,898,820	6.9%

NEOs and Directors:
Samer Alkharrat(7)	242	*
Christopher R. Armstrong(8)	235,716	*
Brent B. Bickett(9)	113,912	*
Ronald F. Clarke(10)	35,792	*
Deborah A. Farrington(11)	24,704	*
Thomas M. Hagerty(12)	204,638	*
Noémie C. Heuland(13)	45,383	*
Stephen H. Holdridge(14)	110,421	*
Linda P. Mantia(15)	26,195	*
David D. Ossip(16)	6,600,359	4.2%
Ganesh B. Rao(17)	51,997	*
Andrea S. Rosen(18)	42,334	*
Gerald C. Throop(19)	85,147	*
Leagh E. Turner(20)	170,658	*
All current directors and executive officers as a group (16 persons)(21)	7,817,335	4.9%

* Represents beneficial ownership of less than 1% of our outstanding Common Stock.

(1)
As reported on the T. Rowe Price Associates, Inc. most recent joint Schedule 13G Amendment filed with the SEC on February 14, 2024, to report ownership as of December 31, 2023. T. Rowe Price Associates, Inc. holds sole voting power

60	2024 PROXY STATEMENT

with respect to 4,742,091 shares of Common Stock and sole dispositive power with respect to 19,316,449 shares of Common Stock. T. Rowe Price New Horizons Fund, Inc., of which T. Rowe Price Associates, Inc. is the investment advisor, holds an interest in 10,757,657 shares of Common Stock. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.
(2)
As reported on the owner’s most recent Schedule 13G Amendment filed with the SEC on February 13, 2024, to report ownership as of December 31, 2023. The Vanguard Group has shared voting power over 188,459 shares of Common Stock, sole dispositive power over 16,178,892 shares of Common Stock, and shared dispositive power over 643,932 shares of Common Stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(3)
As reported on the owner’s most recent Schedule 13G Amendment filed with the SEC on March 11, 2024, to report ownership as of February 29, 2024. Capital International Investors, a division of Capital Research and Management Company, has sole voting power over 16,329,443 shares of Common Stock and sole dispositive power over 16,396,559 shares of Common Stock. The address for Capital International Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(4)
As reported on the owner’s most recent Schedule 13G Amendment filed with the SEC on February 14, 2024, to report ownership as of December 31, 2023. Select Equity Group, L.P. and George S. Loening, who is the majority owner of Select Equity Group, L.P., have shared voting power over 15,010,967 shares of Common Stock and shared dispositive power over 15,010,967 shares of Common Stock. The address for Select Equity Group, L.P. and George S. Loening is 380 Lafayette Street, New York, New York 10003.
(5)
As reported on the owner’s most recent Schedule 13G Amendment filed with the SEC on February 9, 2024, to report ownership as of December 31, 2023. Capital Research Global Investors, a division of Capital Research and Management Company, has sole voting power over 14,161,293 shares of Common Stock and sole dispositive power over 14,183,214 shares of Common Stock. The address for Capital Research Global Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.
(6)
As reported on the owner’s most recent Schedule 13G Amendment filed with the SEC on January 26, 2024, to report ownership as of December 31, 2023. BlackRock, Inc. has sole voting power over 10,100,171 shares of Common Stock and sole dispositive power over 10,898,820 shares of Common Stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(7)
Consists of 242 shares of Common Stock.
(8)
Consists of (i) 90,628 shares of Common Stock, (ii) 6,177 shares of Common Stock that are issuable pursuant to RSUs that are currently vested or will vest within 60 days of March 4, 2024, (iii) 6,177 shares of Common Stock that are issuable pursuant to PSUs that are currently vested or will vest within 60 days of March 4, 2024, and (iv) 132,734 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2024.
(9)
Consists of (i) 11,712 shares of Common Stock held by Mr. Bickett, (ii) 87,374 shares of Common Stock held by Bickett of Ponte Vedra Beach Limited Partnership, of which Mr. Bickett is a beneficial owner, and (iii) 14,826 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2024.
(10)
Consists of (i) 26,260 shares of Common Stock, and (ii) 9,532 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2024.
(11)
Consists of (i) 17,821 shares of Common Stock, and (ii) 6,883 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2024.
(12)
Consists of (i) 84,091 shares of Common Stock held by Mr. Hagerty, (ii) 84,235 shares of Common Stock held by Hagerty Family 2006 Trust, of which Mr. Hagerty is a trustee, (iii) 17,900 shares of Common Stock held by a charitable foundation over which Mr. Hagerty shares voting and dispositive power, (iv) 6,803 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2024, and (v) 11,609 shares of Common Stock held for the benefit of funds affiliated with Thomas H. Lee Partners, L.P. that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2024.
(13)
Consists of 45,383 shares of Common Stock. Ownership reported as of February 28, 2024.
(14)
Consists of (i) 38,698 shares of Common Stock, (ii) 3,088 shares of Common Stock that are issuable pursuant to RSUs that are currently vested or will vest within 60 days of March 4, 2024, (iii) 3,088 shares of Common Stock that are issuable pursuant to PSUs that are currently vested or will vest within 60 days of March 4, 2024, and (iv) 65,547 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2024.
(15)
Consists of (i) 14,861 shares of Common Stock that are issuable pursuant to RSUs that are currently vested or will vest within 60 days of March 4, 2024, and (ii) 11,334 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2024.

61	2024 PROXY STATEMENT

(16)
Consists of (i) 22,267 shares of Common Stock held by Mr. Ossip, (ii) 229,085 shares of Common Stock held by OsFund Inc., of which Mr. Ossip disclaims beneficial ownership, (iii) 3,780,585 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2024, (iv) 602,812 shares of Common Stock that are issuable pursuant to RSUs that are currently vested or will vest within 60 days of March 4, 2024, (v) 96,380 shares of Common Stock that are issuable pursuant to PSUs that are currently vested or will vest within 60 days of March 4, 2024; (vi) 8,328 shares of Common Stock that are issuable upon the exchange of Exchangeable Shares held by Mr. Ossip, and (vii) 1,860,902 shares of Common Stock that are issuable upon the exchange of Exchangeable Shares held by Osscer Inc., of which Mr. Ossip disclaims beneficial ownership.
(17)
Consists of 51,997 shares of Common Stock, of which 4,043 shares of Common Stock are held for the benefit of funds affiliated with Thomas H. Lee Partners, L.P.
(18)
Consists of (i) 6,536 shares of Common Stock, and (ii) 35,798 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2024.
(19)
Consists of (i) 17,779 shares of Common Stock that are issuable pursuant to RSUs that are currently vested or will vest within 60 days of March 4, 2024, (ii) 44,183 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2024, and (iii) 23,185 shares of Common Stock that are issuable upon the exchange of Exchangeable Shares.
(20)
Consists of (i) 134,288 shares of Common Stock that are issuable pursuant to RSUs that are currently vested or will vest within 60 days of March 4, 2024, and (ii) 36,370 shares of Common Stock that are issuable pursuant to PSUs that are currently vested or will vest within 60 days of March 4, 2024. Ownership reported as of February 20, 2024.
(21)
Consists of (i) the outstanding shares, RSUs, PSUs, and stock options described in the preceding footnotes (7) through (19), excluding (13), (ii) 130,952 shares of Common Stock that are held by other executive officers, (iii) 8,545 shares of Common Stock that are held by other executive officers and that are issuable pursuant to RSUs that are currently vested or will vest within 60 days of March 4, 2024, (iv) 8,545 shares of Common Stock that are held by other executive officers and that are issuable pursuant to PSUs that are currently vested or will vest within 60 days of March 4, 2024, and (v) 137,836 shares of Common Stock that are held by other executive officers and that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 4, 2024.

Beneficial Ownership of Preferred Stock

As of the Record Date, Dayforce has one share of special voting preferred stock outstanding, par value $0.01 per share (the “Special Voting Share”). The trustee who holds the Special Voting Share (the “Trustee”) holds legal title to the Special Voting Share for the use and benefit of the registered holders of Exchangeable Shares.

In connection with the Voting and Exchange Trust Agreement dated April 25, 2018, among the Company, Dayforce Canada Ltd. (f/k/a Ceridian Canada Ltd.), Ceridian AcquisitionCo ULC, and the Trustee, the Trustee is entitled, with respect to any matter, question, proposal, or proposition whatsoever that may properly come before Dayforce’s Annual Meeting and with respect to all written consents sought from the holders of Dayforce’s Common Stock, to cast the number of votes for each Exchangeable Share equal to the number of shares of Common Stock issuable upon the exchange of each Exchangeable Share held by registered holders of such Exchangeable Shares on the Record Date and for which the Trustee has received voting instructions from such holders.

Except as specifically authorized, the Trustee has no power or authority to sell, transfer, vote, or otherwise deal in or with the Special Voting Share. The Trustee is not entitled to receive any portion of any dividend or distribution at any time. Upon any liquidation, dissolution, or winding up of Dayforce, the Trustee will not be entitled to any portion of any related distribution.

At such time as (i) there are no Exchangeable Shares of Ceridian AcquisitionCo ULC issued and outstanding that are not owned by Dayforce or any subsidiary of Dayforce; and (ii) there is no share of stock, debt, option, or other agreement, obligation, or commitment of Ceridian AcquisitionCo ULC which could by its terms require Ceridian AcquisitionCo ULC to issue any Exchangeable Shares to any person other than Dayforce or any subsidiary of Dayforce, then the Special Voting Share will be retired and cancelled promptly for no consideration and will not be reissued.

The Special Voting Share is held by Barbara Ferreri. The address for Barbara Ferreri is c/o Corporate Secretary, Dayforce, Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425.

62	2024 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Set forth below is a description of certain relationships and related person transactions between Dayforce, its subsidiaries, and our directors, executive officers, or holders of more than 5% of our voting securities.

Registration Rights Agreement

On April 30, 2018, in connection with our initial public offering, we entered into a registration rights agreement with THL, Cannae, David D. Ossip, Alon Ossip (the brother of David D. Ossip), and entities controlled by each of David D. Ossip and Alon Ossip in respect of the shares of Common Stock and Exchangeable Shares held by such holder immediately following the initial public offering. This agreement provides these holders (and their permitted transferees) with the right to require us, at our expense, to register shares of our Common Stock that they hold. The agreement also provides that we will pay certain expenses of these electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act of 1933, as amended ("Securities Act").

Policies for Approval of Related Person Transactions

Our Board has adopted a written Related Person Transactions Policy to assist us in complying with SEC and NYSE rules and regulations related to related person transactions. A “related person transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships, in which (i) Dayforce or any of its subsidiaries is or will be a participant; and (ii) any related person (as defined in Item 404 of Regulation S-K) has or will have a direct or indirect material interest. The Audit Committee is responsible for administering the policy, which includes reviewing all of the relevant facts and circumstances of all related person transactions that require the Audit Committee’s approval before entry into the transaction. Under the policy, the Audit Committee must either approve or disapprove of the entry into the related person transaction in accordance with all applicable SEC and NYSE rules and regulations, including Item 404 of Regulation S-K and Section 314.00 of the NYSE Listed Company Manual.

63	2024 PROXY STATEMENT

Other Transactions

We provide Dayforce and related services to certain companies that are considered related parties. The revenue from these related parties was as follows:

		Year Ended December 31,
Counter-Party	Related Persons Interest	2023	2022	2021
		(In millions)
FleetCor Technologies, Inc.	Shared board members. One board member is also the CEO and the chairman of the board of the counter-party	$0.9	$0.8	$0.6
The Stronach Group	The brother of David D. Ossip, our Chair and CEO, was formerly the CEO, and is currently a minority shareholder	0.1	0.1	0.1
Verve Senior Living	David D. Ossip, our Chair and CEO, and his brother are currently minority shareholders	0.4	0.4	0.4
Environmental 360 Solutions	The brother of David D. Ossip, our Chair and CEO, is a board member	0.5	0.2	—
Fidelity National Financial, Inc.	Shared board members	0.4	0.4	0.4
Guaranteed Rate, Inc.	Portfolio company of THL, of which certain members of our board are managing directors	1.7	1.7	1.7
HighTower Advisors, LLC	Portfolio company of THL, of which certain members of our board are managing directors. One board member also serves on the board of HT Holding, LLC, which is an affiliate of the counter-party	0.4	0.4	0.3
Ten-X, LLC	Portfolio company of THL, of which certain members of our board are managing directors	0.2	0.2	0.2
Smile Doctors	Portfolio company of THL, of which certain members of our board are managing directors	1.1	1.0	—
The Dun & Bradstreet Corporation	Shared board members with Dun & Bradstreet Holdings, Inc., which owns the counter-party and is a portfolio company of THL	1.8	1.8	—

We are party to service agreements with certain companies that are considered related parties. Payments made to related parties were as follows:

		Year Ended December 31,
Counter-Party	Related Persons Interest	2023	2022	2021
		(In millions)
Manulife Financial	Shared board member	$10.0	$6.0	$8.1
The Dun & Bradstreet Corporation	Shared board members with Dun & Bradstreet Holdings, Inc., which owns the counter-party and is a portfolio company of THL	3.2	0.3	0.4

64	2024 PROXY STATEMENT

VOTING INFORMATION

Time and Date	10:00 a.m., Eastern Daylight Time, Friday, April 26, 2024
Live Webcast	www.virtualshareholdermeeting.com/DAY2024
Record Date	March 4, 2024
Entitled to Vote

Holders of record of shares of our Common Stock, and the holder of the Special Voting Share (together with the Common Stock, the “Voting Stock”), at the close of business on the Record Date, will be entitled to notice of and to vote at the Annual Meeting.

Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. In addition, as described below under “How to Vote,” the holder of the Special Voting Share is entitled to vote on all matters on which a holder of our Common Stock is entitled to vote and is entitled to cast a number of votes equal to the number of shares of Common Stock issuable upon exchange of the Exchangeable Shares then outstanding.

Shares Outstanding

As of the Record Date, 155,562,427 shares of Common Stock were outstanding and the Special Voting Share represents an additional 1,953,920 shares of Common Stock issuable upon the exchange of the Exchangeable Shares, for a total of 157,516,347 votes represented by the outstanding shares of Voting Stock. The list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least ten days ending on the day before the Annual Meeting date at the principal place of business (3311 East Old Shakopee Road, Minneapolis, Minnesota 55425).

Proxy Materials

On or about March 12, 2024, we mailed or made available to our stockholders the proxy materials, including our Proxy Statement, the 2023 Annual Report, and form of proxy or the Notice of Internet Availability.

How to Vote

There are four ways a stockholder of record can vote:

(1) By internet at proxyvote.com up until 11:59 p.m. EDT on April 25, 2024 (have your proxy card in hand when you visit the website);

(2) By toll-free telephone at 1-800-690-6903 up until 11:59 p.m. EDT on April 25, 2024 (have your proxy card in hand when you call);

(3) By completing and mailing your proxy card; or

(4) By electronic ballot at the Annual Meeting.

In order to be counted, proxies submitted by telephone, internet, or U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank, broker, or other nominee, please follow the bank’s, broker’s, or other nominee’s instructions, as applicable.

If you hold Exchangeable Shares, you are entitled to direct the Trustee to cast the number of votes equal to the number of shares of Common Stock issuable upon the exchange of the Exchangeable Shares you held on the Record Date via one of the voting methods described above. The Trustee will vote pursuant to your voting instructions, which must be received prior to 5:00 p.m. EDT on April 24, 2024. Holders of Exchangeable Shares will receive a separate notice containing further details regarding voting instructions.

65	2024 PROXY STATEMENT

Admission

The Annual Meeting will be a virtual meeting conducted on the following website:

www.virtualshareholdermeeting.com/DAY2024

Admission to the Annual Meeting is restricted to stockholders as of the close of business on the Record Date, valid proxy holders of such stockholders, and/or their designated representatives. To participate in the virtual meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). If your shares are held in the name of a bank, brokerage firm, or other nominee, you should follow the instructions provided by them in order to participate in the virtual meeting. We recommend that you log in 15 minutes before the start of the Annual Meeting to ensure sufficient time to complete the check-in procedures.

Quorum

A majority of the shares of all issued and outstanding stock entitled to vote on the Record Date must be present at the Annual Meeting or represented by proxy to constitute a quorum. For purposes of determining whether a quorum is present, “all issued and outstanding stock entitled to vote” will include the number of shares of Common Stock issuable upon the exchange of the Exchangeable Shares.

Revoking Your Proxy

Stockholders of record may revoke their proxies by attending the Annual Meeting and voting, by submitting an instrument in writing revoking the proxy, by submitting another duly executed proxy bearing a later date to our Corporate Secretary before the vote is counted, or by voting again using the telephone or internet before the start of the Annual Meeting (your latest telephone or internet proxy is the one that will be counted). If you hold shares through a bank, broker, or other nominee, please contact that firm for instructions on how to revoke your prior voting instructions.

Votes Required to Adopt Proposals

Each share of Common Stock outstanding on the Record Date is entitled to one vote on any proposal presented to stockholders at the Annual Meeting, and the Trustee is entitled to vote on all matters that a holder of our Common Stock is entitled to vote on and is entitled to cast a number of votes equal to the number of shares of Common Stock issuable upon exchange of the Exchangeable Shares then outstanding. As of the Record Date, 155,562,427 shares of Common Stock were outstanding and the Special Voting Share represents an additional 1,953,920 shares of Common Stock issuable upon exchange of the Exchangeable Shares, for a total of 157,516,347 votes represented by the outstanding shares of Voting Stock.

For Proposal One, our bylaws provide for a majority voting standard in uncontested elections of directors. Accordingly, directors shall be elected by a majority of votes cast at the Annual Meeting. This means that the number of votes cast “FOR” a director must exceed the number of votes cast “against” that director. If your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Note that if a nominee that is an incumbent director does not receive a required majority of the votes cast, the director must promptly tender their resignation to the Board. The Board will act on the recommendation of the Corporate Governance and Nominating Committee in deciding whether to accept or reject the resignation, and will publicly disclose its decision within ninety (90) days from the date of publication of the election results.

For Proposal Two, regarding the advisory vote on the compensation of our Named Executive Officers, the proposal must receive “FOR” votes from the holders of a majority of the votes represented by the Voting Stock present at the Annual Meeting (in person or by proxy) and voting on the matter. If your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. As the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by the Compensation Committee or the Board. However, because we value our stockholders’ view, the Compensation Committee and Board

66	2024 PROXY STATEMENT

will carefully consider the results of this advisory vote when formulating future executive compensation philosophy, policies, and practices.

For Proposal Three, ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, the proposal must receive “FOR” votes from the holders of at least a majority of the votes represented by the Voting Stock present at the Annual Meeting (in person or by proxy) and voting on the matter. Your broker or other nominee will have the discretion to vote your shares on this proposal without your instruction.

	Votes Required	Voting Choices	Effect of Abstentions	Effect of Broker Non-Votes
	Proposal One: Election of Directors Majority of votes represented by the Voting Stock present at the Annual Meeting (in person or by proxy) and voting on the matter	• For • Against • Abstain	No effect	No effect

Proposal Two: Advisory vote on compensation of our Named Executive Officers

Majority of votes represented by the Voting Stock present at the Annual Meeting (in person or by proxy) and voting on the matter

		• For • Against • Abstain	No effect	No effect

Proposal Three: Ratification of the appointment of KPMG LLP as our independent public accounting firm for fiscal year 2024

Majority of votes represented by the Voting Stock present at the Annual Meeting (in person or by proxy) and voting on the matter

		• For • Against • Abstain	No effect	N/A

Broker Non-Votes

A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. If a broker, bank, custodian, nominee, or other record holder of our Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then the votes represented by those shares will be treated as broker non-votes with respect to that proposal. In this regard, the election of directors (Proposal One) and Say on Pay (Proposal Two) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore we expect broker non-votes on Proposal One and Proposal Two. Proposal Three is a routine matter, so we do not expect any broker non-votes on this proposal.

If you do not instruct your broker how to vote with respect to Proposal One or Proposal Two, your broker may not vote with respect to those proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all proposals.

67	2024 PROXY STATEMENT

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not indicate how your shares should be voted on each item, the persons named as proxies will vote “FOR” the election of directors (Proposal One), “FOR” the Say on Pay vote (Proposal Two) and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal Three). The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. We have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results

We will announce preliminary voting results at the Annual Meeting. We will report final voting results by filing a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/ Costs

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email, or facsimile, but they do not receive additional compensation for providing those services. We have retained the services of Morrow Sodali LLC and may retain the services of other third-parties to solicit the proxies of certain stockholders for the Annual Meeting. The cost of such services to be rendered by Morrow Sodali LLC is estimated to be $22,000.

Householding

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” can provide extra convenience for stockholders and cost savings for companies. Dayforce and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or Dayforce that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold Common Stock directly. Any such requests to us in writing should be addressed to: Dayforce, Inc., c/o Corporate Secretary, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425.

68	2024 PROXY STATEMENT

TRANSACTION OF OTHER BUSINESS AND ADDITIONAL INFORMATION

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

Stockholder Communications

The Board provides to every stockholder the ability to communicate with the Board through an established process for stockholder communications. Stockholders and other interested parties may send communications to our Board through our Corporate Secretary at stockholders@dayforce.com or via U.S. mail: Dayforce, Inc., c/o Corporate Secretary, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Board of Directors. Stockholders may indicate that their communications are intended for the full Board or any subset of directors, including only the Chair of the Board, only the Lead Director, or only the non-employee directors. The Corporate Secretary will review all such incoming communications and forward any stockholder communication to the appropriate member(s) of the Board or Board committees. The Corporate Secretary will generally not forward communications that are unrelated to the duties and responsibilities of the Board, including communications that the Corporate Secretary determines to be primarily commercial in nature, product complaints or inquiries, or materials that are patently offensive or otherwise inappropriate.

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting.

Our fourth amended and restated bylaws (the “Bylaws”) provide that nominations of persons for election to our Board and other proposals to be considered at an annual meeting of stockholders must comply with the requirements set forth in our Bylaws. Our Bylaws require that a stockholder give written notice to our Corporate Secretary, c/o Dayforce, Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, with such notice to be delivered to or mailed and received not later than the close of business 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Since our Proxy Statement for the 2024 Annual Meeting of Stockholders is dated March 12, 2024, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than close of business November 12, 2024, in order to be raised at our 2025 Annual Meeting of Stockholders. Our Bylaws also provide that in the event the date of the annual meeting is more than 30 days before or after April 26, 2025 (the one-year anniversary of the 2024 Annual Meeting of Stockholders), notice must be delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials.

Any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2025 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied, and we must receive such proposals no later than November 12, 2024. Such proposals must be delivered to our Corporate Secretary, c/o Dayforce, Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425. If we hold our 2025 Annual Meeting of Stockholders more than 30 days before or after April 26, 2025 (the one-year anniversary date of the 2024 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders’ proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if that method is impracticable, by any means reasonably determined to inform stockholders.

69	2024 PROXY STATEMENT

Exemption from Toronto Stock Exchange Rules

Dayforce is an “Eligible International Interlisted Issuer,” as such term is defined in the TSX Company Manual (the “Manual”). As an "Eligible International Interlisted Issuer," Dayforce has applied for and received an exemption pursuant to Section 401.1 of the Manual from Sections 461.1 to 461.4 and Section 464 of the Manual, the effect of which is that Dayforce will not have to comply with certain Canadian requirements relating to majority voting and the annual election of directors. As an “Eligible International Interlisted Issuer,” Dayforce is also exempt from, among other things, Sections 604 and 613 of the Manual.

Dayforce sought the exemption on the basis that (i) Dayforce’s primary listing is the NYSE; (ii) Dayforce is incorporated in the state of Delaware; and (iii) less than 25% of trading volume in Dayforce’s shares was on Canadian marketplaces. Dayforce is required to notify the TSX of its continued reliance on the exemption before each successive annual meeting of stockholders.

Delinquent Section 16(a) Reports

Based on a review of Section 16 reports filed with the SEC, we believe all reports required to be filed during the 2023 fiscal year pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except that, as a result of administrative oversight, the Form 4 reports (i) filed on February 28, 2023, on behalf of Messrs. Armstrong, Holdridge, Jacobs, Korngiebel, McDonald, and Subramanian and Ms. Heuland; and (ii) the Form 4 reports filed on March 2, 2023, on behalf of Mr. Ossip and Ms. Turner, which reported the Compensation Committee's certification of the Company's achievement of certain performance metrics, were not timely filed.

70	2024 PROXY STATEMENT

APPENDIX A

USE OF NON-GAAP FINANCIAL MEASURES

We use certain non-GAAP financial measures in this Proxy Statement including:

Non-GAAP Financial Measure	GAAP Financial Measure
EBITDA	Net income (loss)
Adjusted EBITDA	Net income (loss)
Adjusted EBITDA margin	Net profit margin
Adjusted Cloud recurring gross margin	Cloud recurring gross margin
Adjusted operating profit	Operating profit (loss)
Adjusted operating profit margin	Operating profit (loss) margin
Percentage change in revenue, including total revenue and revenue by solution, on a constant currency basis	Percentage change in revenue, including total revenue and revenue by solution
Dayforce revenue retention rate	No directly comparable GAAP measure

We believe that these non-GAAP financial measures are useful to management and investors as supplemental measures to evaluate our overall operating performance including comparison across periods, with competitors, or excluding the effect of foreign currency fluctuations. Our management team uses these non-GAAP financial measures to assess operating performance because these measures exclude the results of decisions that are outside the normal course of our business operations, and are used for internal budgeting and forecasting purposes both for short- and long-term operating plans. Additionally, Adjusted EBITDA is a component of our management incentive plan and Adjusted Cloud recurring gross margin is a component of certain performance-based equity awards for our NEOs. These non-GAAP financial measures are not required by, defined under, or presented in accordance with, GAAP, and should not be considered as alternatives to our results as reported under GAAP, have important limitations as analytical tools, and our use of these terms may not be comparable to similarly titled measures of other companies in our industry. Our presentation of non-GAAP financial measures should not be construed to imply that our future results will be unaffected by similar items to those eliminated in this presentation.

We define these non-GAAP financial measures as follows:

•
EBITDA is net income (loss) before interest, taxes, depreciation, and amortization, and Adjusted EBITDA is EBITDA, as adjusted to exclude share-based compensation expense and related employer taxes, and certain other items.
•
Adjusted EBITDA margin is determined by calculating the percentage that Adjusted EBITDA is of total revenue.
•
Adjusted Cloud recurring gross margin is defined as Cloud recurring gross margin, as adjusted to exclude share-based compensation and related employer taxes, and certain other items, as a percentage of total Cloud recurring revenue.
•
Adjusted operating profit is defined as operating profit (loss), as adjusted to exclude share-based compensation expense and related employer taxes, amortization of acquisition-related intangible assets, and certain other items.
•
Adjusted operating profit margin is determined by calculating the percentage that adjusted operating profit is of total revenue.
•
Percentage change in revenue, including total revenue and by solution, on a constant currency basis is calculated by applying the average foreign exchange rate in effect during the comparable prior period.
•
Annual Dayforce revenue retention rate is calculated as a percentage, excluding Ascender, where the numerator is the Dayforce Annualized Recurring Revenue ("ARR") for the prior year, less the Dayforce ARR from lost Dayforce customers during that year; and the denominator is the Dayforce ARR for the prior year. We have not reconciled Annual Dayforce revenue retention rate because there is no directly comparable GAAP financial measure.

71	2024 PROXY STATEMENT

Reconciliation of GAAP To Non-GAAP Financial Measures

The following table presents a reconciliation of the GAAP results to the non-GAAP financial measures Adjusted operating profit and Adjusted operating profit margin for all periods presented:

	Year Ended December 31,
	2023	2022	2021
	(Unaudited, Dollars in millions)
Operating profit (loss)	$133.1	$(25.8)	$(35.5)
Share-based compensation (a)	137.1	145.1	116.8
Amortization (b)	60.5	30.9	23.9
Other (c)	9.1	46.0	5.4
Adjusted operating profit	$339.8	$196.2	$110.6
Operating profit margin (d)	8.8%	(2.1%)	(3.5%)
Adjusted operating profit margin (d)	22.4%	15.7%	10.8%

(a)
Represents share-based compensation expense and related employer taxes.
(b)
Represents amortization of acquisition-related intangible assets.
(c)
Other includes restructuring consulting fees, the impact of the fair value adjustment for the contingent consideration related to the 2021 acquisition of certain assets and liabilities of DataFuzion HCM, Inc. ("DataFuzion"), foreign exchange (gain) loss, the net impact of the abandonment of certain leased facilities, primarily as a result of the gain on the sale of our St. Petersburg, Florida facility in 2021, severance, and the difference between the historical five-year average pension expense and the current period actuarially determined pension expense associated with the planned termination of the frozen U.S. pension plan and related changes in investment strategy associated with protecting the now fully funded status.
(d)
Refer to the section above for the definitions of operating profit margin and adjusted operating profit margin.

The following table presents a reconciliation of the GAAP results to the non-GAAP financial measures percentage change in revenue on a constant currency basis:

	Year Ended December 31,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2023	202	2023 vs. 2022		2023 vs. 2022
	(Unaudited, Dollars in millions)
Cloud recurring	$1,211.4	$908.4	33.4%	(1.2)%	34.6%
Dayforce recurring revenue	1,111.1	815.2	36.3%	(0.9)%	37.2%
Total revenue	1,513.7	1,246.2	21.5%	(1.3)%	22.8%

(a)
We have calculated percentage change in revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

The following table presents a reconciliation of the GAAP results to the non-GAAP financial measures EBITDA, adjusted EBITDA, and Adjusted EBITDA margin:

Year Ended December 31, 2023
Net income	Interest expense, net	Income tax expense	Depreciation and amortization	EBITDA (a)	Share-based compensation	Other (a)	Adjusted EBITDA (a)	Net profit margin (a)	Adjusted EBITDA margin (a)
(Unaudited, Dollars in millions)
$54.8	$36.1	$41.2	$132.5	$264.6	$137.1	$8.5	$410.2	3.6%	27.1%

(a)
Refer to the section above for the definitions of EBITDA, Adjusted EBITDA, net profit margin, and Adjusted EBITDA margin. The Other column includes $4.7 million of restructuring consulting fees, $4.3 million related to the impact of the fair value adjustment for the DataFuzion contingent consideration, $0.1 million related to the net impact of the abandonment of certain leased facilities, and $0.6 million of foreign exchange gain.

72	2024 PROXY STATEMENT

The following table presents a reconciliation of the GAAP results to the non-GAAP financial measure Adjusted Cloud recurring gross margin:

Year Ended December 31, 2023
(Unaudited, Dollars in millions)
Cost of Cloud recurring revenue	$278.5
Share-based compensation (a)	15.4
Adjusted cost of Cloud recurring revenue	$263.1
Cloud recurring gross margin (b)	77.0%
Adjusted Cloud recurring gross margin (c)	78.3%

(a)
Represents share-based compensation expense and related employer taxes.
(b)
Cloud recurring gross margin is defined as total Cloud recurring revenue less cost of Cloud recurring revenue as a percentage of total Cloud recurring revenue.
(c)
Refer to the section above for the definition of Adjusted Cloud recurring gross margin.

73	2024 PROXY STATEMENT

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Section 27A of the Securities Act and Section 21E of the Exchange Act, provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. With the exception of historical information, the matters discussed in this Proxy Statement are forward-looking statements and may be identified by the use of words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intent,” “foresee,” “outlook,” “plan,” “project,” and other words and terms of similar meaning. Such statements reflect our current view with respect to future events and are subject to certain risks, uncertainties, and assumptions. A variety of factors could cause our future results to differ materially from the anticipated results expressed in such forward-looking statements. Readers should review Part I, Item 1A, Risk Factors, of our 2023 Annual Report for a description of important factors that could cause our future results to differ materially from those contemplated by the forward-looking statements made in this Proxy Statement. Our forward-looking statements speak only as of the date of this Proxy Statement or as of the date they are made, and we undertake no obligation to update our forward-looking statements.

74	2024 PROXY STATEMENT

Dayforce, Inc.

3311 East Old Shakopee Road

Minneapolis, Minnesota 55425

Signature [please sign within box] date signature (joint owners) date to vote, mark blocks below in blue or black ink as follows: keep this portion for your records this proxy card is valid only when signed and dated. Detach and return this portion only v34361-p04136 dayforce, inc. 3311 east old shakopee road minneapolis, mn 55425-1640 dayforce, inc. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For against abstain ! ! ! The board of directors of dayforce, inc. ("dayforce") recommends you vote for the following: 2. To approve, on a non-binding, advisory basis, the compensation of dayforce's named executive officers (commonly known as a "say on pay" vote) 3. To ratify the appointment of kpmg llp as dayforce's independent registered public accounting firm for the fiscal year ending december 31, 2024 note: in their discretion, the proxies are authorized to vote on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting. The board of directors of dayforce recommends you vote for the following proposals: 1. To elect nine directors to hold office until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal nominees: ! ! ! 1i. Gerald c. Throop 1a. Brent b. Bickett 1d. Thomas m. Hagerty 1b. Ronald f. Clarke 1c. Deborah a. Farrington 1g. Ganesh b. Rao 1e. Linda p. Mantia 1f. David d. Ossip 1h. Andrea s. Rosen for against abstain vote by internet before the meeting - go to www.proxyvote.com or scan the qr barcode above use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Edt on april 25, 2024 for shares of common stock held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the meeting - go to www.virtualshareholdermeeting.com/day2024 you may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote by phone - 1-800-690-6903 use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Edt on april 25, 2024 for shares of common stock held directly. Have your proxy card in hand when you call and then follow the instructions. Vote by mail mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to vote processing, c/o broadridge, 51 mercedes way, edgewood, ny 11717. Scan to view materials & vote w

V34362-P04136 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. DAYFORCE, INC. Annual Meeting of Stockholders April 26, 2024 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned hereby appoints William E. McDonald and Jeremy R. Johnson, and each or any of them, as the true and lawful attorney(s) of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Dayforce, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney(s) to vote in their discretion on such other matters as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, the proxy is authorized to vote (or abstain from voting) at his discretion on the specified resolutions. The proxy is also authorized to vote (or abstain from voting) on any other business which may properly come before the meeting. Continued and to be signed on reverse side

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V34363-P04136 For Against Abstain ! ! ! DAYFORCE, INC. 3311 EAST OLD SHAKOPEE ROAD MINNEAPOLIS, MN 55425-1640 DAYFORCE, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors of Dayforce, Inc. ("Dayforce") recommends you vote FOR the following: 2. To approve, on a non-binding, advisory basis, the compensation of Dayforce's named executive officers (commonly known as a "Say on Pay" vote) 3. To ratify the appointment of KPMG LLP as Dayforce's independent registered public accounting firm for the fiscal year ending December 31, 2024 NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting. The Board of Directors of Dayforce recommends you vote FOR the following proposals: 1. To elect nine directors to hold office until the 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal Nominees: ! ! ! 1i. Gerald C. Throop 1a. Brent B. Bickett 1d. Thomas M. Hagerty 1b. Ronald F. Clarke 1c. Deborah A. Farrington 1g. Ganesh B. Rao 1e. Linda P. Mantia 1f. David D. Ossip 1h. Andrea S. Rosen ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! For Against Abstain VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 5:00 p.m. EDT on April 24, 2024 for exchangeable shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DAY2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 5:00 p.m. EDT on April 24, 2024 for exchangeable shares held directly. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE w

V34364-P04136 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. DAYFORCE, INC. Annual Meeting of Stockholders April 26, 2024 10:00 AM EDT This proxy is solicited by the Board of Directors This Proxy Form is being solicited on behalf of Barbara Ferreri, in her capacity as trustee (the "Trustee") of the Class A Exchangeable Shares ("Exchangeable Shares") of Ceridian AcquisitionCo ULC. Votes must be received prior to 5:00 p.m. EDT on April 24, 2024 (the “Voting Deadline”). The undersigned hereby authorizes the Trustee to appoint William E. McDonald and Jeremy R. Johnson, and each or any of them, as the true and lawful attorney(s) of the undersigned, with full power of substitution and revocation, and authorizes the Trustee to designate them, and each of them, to exercise the voting rights associated with all of the Exchangeable Shares which the undersigned or the Trustee is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney(s) to vote in their discretion on such other matters as may properly come before the meeting. If you wish to designate someone other than William E. McDonald and Jeremy R. Johnson, please contact Dayforce, Inc. by emailing stockholders@dayforce.com. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, the votes to which you are entitled will not be exercised. The Trustee will not be bound to exercise votes received after the Voting Deadline. You may revoke or amend this proxy once submitted by attending the meeting via internet and voting in person, by submitting an instrument in writing revoking previously submitted voting instructions or by providing voting instructions again using the telephone or internet before the Voting Deadline. Continued and to be signed on reverse side